Exhibit 10.1

Execution Version

Published CUSIP Number: 29248BAC0

TERM LOAN AGREEMENT
DATED AS OF JULY 31, 2015
BY AND AMONG
ENABLE MIDSTREAM PARTNERS, LP,
THE LENDERS PARTIES HERETO

BANK OF AMERICA, N.A.,
AS ADMINISTRATIVE AGENT

AND

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, AS SOLE LEAD ARRANGER AND SOLE BOOKRUNNER
AND MIZUHO BANK, LTD.,
AS SYNDICATION AGENT AND AS DOCUMENTATION AGENT

$450,000,000

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SCHEDULES

Commitment Schedule Pricing Schedule
Schedule 5.7    –    Material Adverse Change
Schedule 5.9    –    Litigation
Schedule 5.10    –    Subsidiaries
Schedule 7.3    –    Indebtedness
Schedule 7.4    –    Liens
Schedule 7.5    –    Affiliate Transactions

EXHIBITS

Exhibit A    –    Form of Assignment and Assumption Agreement
Exhibit B    –    Form of Promissory Note
Exhibit C-1    –    Form of U.S. Tax Compliance Certificate (Lender; Not Partnership)

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Exhibit C-2    –    Form of U.S. Tax Compliance Certificate (Participant; Not Partnership) Exhibit C-3    –    Form of U.S. Tax Compliance Certificate (Participant; Partnership)
Exhibit C-4    –    Form of U.S. Tax Compliance Certificate (Lender; Partnership)
Exhibit D    –    Form of Compliance Certificate
Exhibit E    –    Form of Conversion/Continuation Notice

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TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT, dated as of July 31, 2015, is by and among Enable Midstream Partners, LP, a Delaware limited partnership, together with its successors, (the “Borrower”), the lenders from time to time party hereto (the “Lenders”), Bank of America, N.A., as Agent, Mizuho Bank, Ltd., as Syndication Agent and as Documentation Agent.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower has requested the Lenders to extend, and, on and subject to the terms and conditions hereof, the Agent and the Lenders have agreed to extend, certain term loans to the Borrower on the Closing Date (as defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1.    Certain Defined Terms. As used in this Agreement:

“Accounting Changes” is defined in the term “GAAP”.

“Accredited Institutional Investor” means (a) any “bank” as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity, (b) any broker or dealer registered pursuant to section 15 of the Exchange Act of 1934, (c) any “insurance company” as defined in section 2(a)(13) of the Securities Act, (d) any investment company registered under the Investment Company Act of 1940, (e) any “business development company” as defined in section 2(a)(48) of the Investment Company Act of 1940, (f) any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, (g) any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000, (h) any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a “plan fiduciary” as defined in section 3(21) of the Employee Retirement Income Security Act of 1974, which is either a bank, savings and loan association, insurance company, or registered investment adviser, (i) any private “business development company” as defined in section 202(a)(22) of the Investment Advisers Act of 1940; or (j) any corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

“Acquisition Period” means a period commencing with the date on which payment of the purchase price for a Specified Acquisition is made and ending on the earlier of (a) the last day of the second full fiscal quarter following the fiscal quarter in which such payment is made, and (b) the date on which the Borrower notifies the Agent that it desires to end the Acquisition Period for such Specified Acquisition; provided, that, (i) once any Acquisition Period is in effect, the next Acquisition Period may not commence until the termination of such Acquisition Period then in effect and (ii) after giving effect to the termination of such Acquisition Period in effect (and before giving effect to any subsequent Acquisition Period), the Borrower must be in compliance with Section 7.9 and no Default or Event of Default shall have occurred and be continuing.

“Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“Advance” means a borrowing hereunder, (i) made in an aggregate principal amount equal to the Aggregate Commitment on the Closing Date by all of the Lenders or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of Loans of the same Type and, in the case of Eurodollar Loans, as to which the same Interest Period is in effect.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise; provided that no Person shall be deemed to be an Affiliate of the Borrower or any of its Subsidiaries solely as a result of such Person being an Affiliate of ArcLight Capital Partners, LLC or any of its Affiliates.

“Agency Fee Letter” means the letter dated July 31, 2015 addressed to the Borrower from the Agent and accepted and agreed to by the Borrower on July 31, 2015.

“Agent” means Bank of America, in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

“Aggregate Commitment” means at any time the aggregate of the Commitments of all the Lenders at such time. The Aggregate Commitment on the Closing Date is Four Hundred Fifty Million Dollars ($450,000,000).

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposures of all the Lenders at such time.

“Agreement” means this Term Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Agreement Accounting Principles” means GAAP applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.6, as may be modified in connection with (x) any Accounting Changes and (y) the definition of “Capitalized Lease” set forth herein.

“Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Alternate Base Rate due to a change in the prime rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the prime rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Anti-Corruption Laws” means all laws, rules and regulations of the United States, the United Nations, the United Kingdom, the European Union or any other Governmental Authority from time to time concerning or relating to bribery, money laundering, or corruption, including, without limitation, the UK Bribery Act and the FCPA.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities.

“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Ratings-Based Pricing Grid set forth in the Pricing Schedule.

“Approved Financial Institution” means (i) any Lender and any Affiliate of any Lender; and (ii) (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any Accredited Institutional Investor that extends credit or buys loans as its primary business, including, but not limited to, banks, insurance companies, investment or mutual funds and lease financing companies.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, and its successors, in its capacity as Sole Lead Arranger and Sole Bookrunner.

“Assignment and Assumption Agreement” means an assignment agreement in the form of Exhibit A or in such other form as may be agreed to by the Agent and the other parties thereto.

“Authorized Officer” means any of the president, chief executive officer, chief financial officer, treasurer, an assistant treasurer, chief accounting officer or the controller of the General Partner (or, if at such time the Borrower has any such officers, of the Borrower) and, other than with respect to determining whether such Person has knowledge of any event for purposes hereof, such other representatives of the Borrower as may be designated by any one of the foregoing Persons with the consent of the Agent.

“Bank of America” means Bank of America, N.A., and its successors.

“Base Rate” means, for any day, a rate per annum equal to (a) the Alternate Base Rate for such day plus (b) the Applicable Margin.

“Base Rate Advance” means an Advance which bears interest at a rate determined by reference to the Base Rate.

“Base Rate Loan” means a Loan which bears interest at a rate determined by reference to the Base Rate.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned thereto in the introductory paragraph hereto.

“Borrower Materials” is defined in Section 6.1.

“Borrowing Notice” is defined in Section 2.8.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Eurodollar Loan, or for purposes of determining the interest rate for any Base Rate Loan as to which the interest rate is determined by reference to the Eurodollar Rate, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Stock” means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person similar rights with respect to the issuing Person.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles; provided, however, that for purposes of this Agreement, unless and/or until (and then only on such terms as shall be) otherwise agreed to by the Required Lenders and the Borrower, no effect shall be given to any change in accounting principles requiring any past, current or future lease structured on terms which prior to such change in accounting principles was or would have been characterized on the books and records of the Borrower and/or its Subsidiaries as an operating lease to be recharacterized or characterized as a Capitalized Lease.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“CenterPoint Energy” means CenterPoint Energy, Inc., a Texas corporation.

“Change of Control” means the occurrence of one or more of the following events:

(a)OGE and CenterPoint Energy cease to collectively own, directly or indirectly, at least 51% of the outstanding Voting Stock of the General Partner in the aggregate,

(b)the General Partner shall cease to be the general partner of the Borrower,

(c)the acquisition by any Person or “group” (within the meaning of Rule 13d- 5 of the Exchange Act) (other than OGE or CenterPoint Energy) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of Voting Stock (or other Capital Stock convertible into such Voting Stock) representing 49% or more of the combined voting power of all Voting Stock of the General Partner in the aggregate, or

(d)during any period of twelve consecutive months, a majority of the members of the board of directors or other equivalent governing body of the General Partner cease to be individuals who are Continuing Directors.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or any applicable foreign regulatory authority, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued and shall be referred to herein as a “Specified Change”.

“Closing Date” means July 31, 2015.

“Closing Date SEC Reports” means, collectively, (i) the Annual Report on Form 10-K of the Borrower for the fiscal year ended December 31, 2014 and (ii) any Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed by the Borrower after the Annual Report on Form

10-K for the fiscal year ended December 31, 2014 for the Borrower but, in each case, prior to the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

“Commercial Operation Date” means the date on which a Qualified Project is substantially complete and commercially operable.

“Commitment” means, for each Lender, such Lender’s obligation to make a Loan to the Borrower on the Closing Date in the principal amount set forth on the Commitment Schedule opposite such Lender’s name; it being acknowledged that each such Lender’s Commitment shall be deemed fully satisfied and terminated by the funding of such Loan to the Borrower in such amount on the Closing Date as set forth in Section 2.1.

“Commitment Schedule” means the Schedule identifying each Lender’s Commitment as of the Closing Date attached hereto and identified as such.

“Competitor” means (a) any competitor of the Borrower or any of its Subsidiaries, or (b) any other company engaged in the business of selling or distributing energy products; provided that this clause (b) shall not apply to any financial institution solely as a result of such Person trading in commodity products.

“Consolidated EBITDA” means, for any period, without duplication, with respect to the Borrower and its Consolidated Subsidiaries (a) Consolidated Net Income for such period plus (b) without duplication, the sum of the following to the extent deducted in calculating Consolidated Net Income for such period: (i) Consolidated Interest Expense for such period, (ii) tax expense (including any federal, state, local and foreign income and similar taxes) of the Borrower and its Consolidated Subsidiaries for such period, (iii) depreciation, amortization and depletion expense of the Borrower and its Consolidated Subsidiaries for such period, (iv) any non-recurring non- cash expenses or losses of the Borrower and its Consolidated Subsidiaries, including, in any event, non-cash asset write-downs and unrealized losses in connection with Swap Agreements, for such period, (v) Transaction Costs incurred by the Borrower and its Subsidiaries during such period in an aggregate amount (during all such periods) not to exceed, in connection with the Existing Agreement, $6,000,000, and in connection with this Agreement, $500,000, and (vi) any non-recurring cash losses during such period minus (c) the sum of the following (i) any non- recurring non-cash gains during such period, (ii) any non-recurring cash gains during such period and (iii) any unrealized gains in connection with Swap Agreements for such period, in each case to the extent included in calculating Consolidated Net Income for such period. Additionally, for purposes of calculating Consolidated EBITDA for any period, if during such period the Borrower or any Consolidated Subsidiary acquired (or sold) any Person (or any interest in any Person) or all or substantially all of the assets of any Person or a division, line of business or other business unit of another Person, the Consolidated EBITDA attributable to such assets or an amount equal to the percentage of ownership of the Borrower or such Consolidated Subsidiary, as the case may be, in such Person times the Consolidated EBITDA of such Person for such period determined on a pro forma basis shall be included (or excluded, as applicable) as Consolidated EBITDA for such period as if such acquisition (or sale) occurred on the first day of such period. Further, in connection with any Qualified Project, Consolidated EBITDA, as used in determining the Consolidated Leverage Ratio, may be modified so as to include Qualified Material Project EBITDA Adjustments, as provided in Section 7.9(b). Notwithstanding the foregoing, it is agreed that Consolidated EBITDA shall not include any Excluded EBITDA or Consolidated EBITDA attributable to any non-wholly owned entity which is not a Consolidated Subsidiary, in each case, except to the extent of any cash distributions actually received by the Borrower or any other Consolidated Subsidiary (other than any Excluded Subsidiary or non- wholly owned entity which is not a Consolidated Subsidiary) from any such Excluded Subsidiary or non-wholly owned entity which is not a Consolidated Subsidiary.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of the following (without duplication): (a) all Indebtedness (excluding contingent obligations in respect of undrawn Letters of Credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments), including Capitalized Lease Obligations and Off Balance Sheet Indebtedness, which is classified as “long-term indebtedness” on the consolidated balance sheet of the Borrower and its Subsidiaries prepared as of such date in accordance with GAAP and any current maturities and other principal amount in respect of such Indebtedness due within one year but which was classified as “long-term indebtedness” at the creation thereof, including, but not limited to, any applicable Consolidated Hedging Exposure; it being understood that Consolidated Hedging Exposure cannot be negative for the purposes of determining Consolidated Funded Indebtedness, (b) Indebtedness for borrowed money of the Borrower and its Subsidiaries outstanding under a revolving credit or similar agreement (excluding contingent obligations in respect of undrawn Letters of Credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments), notwithstanding the fact that any such borrowing is made within one year of the expiration of such agreement, (c) all drawn and owing reimbursement obligations outstanding under Letters of Credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) without duplication, all guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (c) above of Persons other than the Borrower or any Subsidiary and (e) all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or a joint venture partner, in each case to the extent such Person is legally liable therefor by contract, by application of applicable laws, or as a result of such Person’s ownership interest in or other relationship with such entity, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary. Notwithstanding the foregoing, it is agreed that (i) “Consolidated Funded Indebtedness” shall not include the obligations of the Borrower or its Subsidiaries under any Hybrid Equity Securities, Mandatorily Convertible Securities or Equity Preferred Securities but only to the extent the aggregate amount of such Hybrid Equity Securities, Mandatorily Convertible Securities and Equity Preferred Securities are less than or equal to 20% of total consolidated capitalization of the Borrower and its Subsidiaries, as determined in accordance with GAAP (and then only to the extent in excess of such amount), (ii) for the purpose of determining “Consolidated Funded Indebtedness,” any particular Indebtedness will be excluded if and to the extent that the necessary funds for the payment, redemption or satisfaction of that Indebtedness (including, to the extent applicable, any associated prepayment penalties, fees or payments and such other amounts required in connection therewith) have been irrevocably deposited with the proper depositary in trust and (iii) Consolidated Funded Indebtedness shall not include Non-Recourse Indebtedness of Excluded Subsidiaries.

“Consolidated Hedging Exposure” means, at any time with respect to all applicable Swap Agreements to which the Borrower and its Subsidiaries are counterparties, the aggregate consolidated net exposure of the Borrower and the Subsidiaries under all such agreements on a marked to market basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis, all interest (including for purposes hereof, the interest component, if any, of any Capitalized Lease, any upfront, arranger, agency and commitment fees and Letter of Credit fronting fees and other interest, fees and expenses paid pursuant hereto or under or in connection herewith and/or pursuant to or under or in connection with the Existing Credit Agreement and the other instruments, documents and agreements executed and/or delivered in connection therewith) paid or accrued during such period in accordance with GAAP.

"Consolidated Leverage Ratio” means, as of the last day of any fiscal quarter of the Borrower, the ratio of (i) Consolidated Funded Indebtedness on such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date.

“Consolidated Net Income” means, for any period, for the Borrower and its Consolidated Subsidiaries on a consolidated basis, the net income of the Borrower and its Consolidated Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period, as determined in accordance with GAAP.

“Consolidated Subsidiary” means, for any Person, at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date; unless otherwise specified “Consolidated Subsidiary” means a Consolidated Subsidiary of the Borrower.

“Consolidated Net Tangible Assets” means, as of any date of determination, (a) the Consolidated Tangible Assets, minus (b) current liabilities of the Borrower and its Consolidated Subsidiaries (other than Excluded Subsidiaries) (excluding (i) any current liabilities that are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (ii) current maturities of long- term debt), all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries (other than Excluded Subsidiaries) for the most recently completed fiscal quarter or year, as applicable, prepared in accordance with GAAP.

“Consolidated Tangible Assets” means, as of any date of determination, the total amount of consolidated assets of the Borrower and its Consolidated Subsidiaries (other than Excluded Subsidiaries) minus: the value (net of any applicable reserves and accumulated amortization) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Borrower and its

Consolidated Subsidiaries (other than Excluded Subsidiaries) for the most recently completed fiscal quarter or year, as applicable, prepared in accordance with GAAP.

“Continuing Director” means, with respect to any period, and with respect to any Person, (a) any individual who was a member of the board of directors or other equivalent governing body (a “director”) of such Person on the first day of such period and (b) each other director if such director’s nomination or appointment as a director is recommended by (x) a majority of the then Continuing Directors or (y) OGE or CenterPoint Energy, directly or indirectly.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.9.

“Credit Extension” means the making of the Loans on the Closing Date in an aggregate principal amount equal to the Aggregate Commitment.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Debtor Relief Plan” is defined in Section 12.3.

“Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Default Rate” means, with respect to any overdue amount owed hereunder, a rate per annum equal to (a) in the case of overdue principal with respect to any Loan, the sum of the interest rate in effect at such time with respect to such Loan under Section 2.15, plus 2%; provided that in the case of overdue principal with respect to any Eurodollar Loan, after the end of the Interest Period with respect to such Loan, the Default Rate shall equal the rate set forth in clause (b) below and (b) in the case of overdue interest with respect to any Loan or other amounts payable hereunder, the sum of the interest rate per annum in effect at such time with respect to Base Rate Loans, plus 2%.

“Defaulting Lender” means, subject to Section 2.24(b), (a) any Lender that has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) any Lender that has notified the Borrower or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) any Lender that has failed, within three (3) Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) upon delivery of written notice from the Agent of such determination to the Borrower and each Lender.

“Designated Rating” is defined on the Pricing Schedule.

“Disqualified Institution” means, on any date, (a) any Person designated by the Borrower as a “Disqualified Institution” by written notice delivered to the Agent and the Lenders on or prior to the Closing Date, and (b) any other Person that is a Competitor of the Borrower or any of its Subsidiaries, which Person has been designated by the Borrower as a “Disqualified Institution” by written notice to the Agent and the Lenders (including by posting such notice to the Platform) not less than 5 Business Days prior to such date; provided that “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Agent from time to time.

“Documentation Agent” means Mizuho Bank, Ltd., its capacity as Documentation Agent hereunder.

“Dollar” and “$” means dollars in the lawful currency of the United States of America.

"DQ List” is defined in Section 6.1.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 12.3(e) and 12.3(f) (subject to such consents, if any, as may be required under Section 12.3(b)).

“Environmental Laws” means any and all Applicable Laws relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Equity Preferred Securities” means any securities, however denominated, (a) issued by the Borrower or any Consolidated Subsidiary of the Borrower, (b) that are not, or the underlying securities, if any, of which are not, subject to mandatory redemption or maturity prior to 91 days after the Scheduled Maturity Date, and (c) the terms of which permit the deferral of interest or distributions thereon to a date occurring after the 91st day after the Scheduled Maturity Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules or regulations issued thereunder.

“ERISA Event” means (a) any Reportable Event with respect to a Plan; (b) the incurrence by the Borrower or member of the Controlled Group of any liability under Title IV of ERISA with respect to the termination of any Plan; (c) the receipt by the Borrower or member of the Controlled Group from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (d) the Borrower or member of the Controlled Group incurring any liability under Title IV of ERISA with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (e) the receipt by the Borrower or member of the Controlled Group of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA or in reorganization, within the meaning of Section 4241 of ERISA.

“Eurodollar Advance” means an Advance (other than a Base Rate Advance as to which the interest rate is determined by reference to the Eurodollar Rate) which bears interest at a rate determined by reference to the Eurodollar Rate.

“Eurodollar Loan” means a Loan (other than a Base Rate Loan as to which the interest rate is determined by reference to the Eurodollar Rate) which bears interest at a rate determined by reference to the Eurodollar Rate.

“Eurodollar Rate” means, for the Interest Period for each Eurodollar Rate Advance comprising the same Advance, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Agent, determined by reference to the ICE Benchmark Administration (“ICE”) (or the successor thereto), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time and that has been nominated by ICE or its successor as an authorized information vendor for the purpose of displaying such rates) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (but if such rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement); provided that to the extent a comparable or successor rate is approved by the Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Agent.

“Event of Default” is defined in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Excluded EBITDA” means any portion of Consolidated EBITDA attributable to an Excluded Subsidiary.

“Excluded Subsidiary” means any Subsidiary of the Borrower that is designated by the Borrower as an “Excluded Subsidiary” in accordance with Section 9.17 as long as (a) such Excluded Subsidiary has no Indebtedness that is recourse to the Borrower or any Non-Excluded Subsidiary and (b) any Indebtedness for borrowed money incurred by such Excluded Subsidiary is used solely to acquire, construct, develop or operate assets and related businesses; provided that the aggregate amount of assets owned by all Excluded Subsidiaries cannot exceed 15% of the total consolidated assets of the Borrower and its Consolidated Subsidiaries, as determined by the most recent balance sheet delivered by the Borrower pursuant to Section 6.1.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, Taxes measured by the overall capital or net worth of such Recipient and branch and profit Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Installation located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.19) or (ii) such Lender changes its applicable Lending Installation, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its applicable Lending Installation, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.5(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Amended and Restated Revolving Credit Agreement dated as of June 18, 2015 by and among the Borrower, the lenders from time to time party thereto, the LC Issuers (as defined therein) from time to time party thereto, Citibank, N.A., a national banking association, as “Agent,” Bank of America, N.A. and Wells Fargo Bank, National Association, as “Co-Syndication Agents,” and Royal Bank of Canada and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as “Co Documentation Agents.”

“Extending Lender” is defined in Section 2.21(b).

“Extension Request” is defined in Section 2.21(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any law, regulation or practice adopted pursuant to any such intergovernmental agreement.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day for such transactions as determined by the Agent.

“Financial Officer” means the chief financial officer, chief accounting officer, treasurer, an assistant treasurer or the controller of the General Partner (or, if at such time the Borrower has any such officers, of the Borrower).

“Fitch” means Fitch Ratings and any successor thereto.

“Foreign Lender” means a Lender which is not a U.S. Person.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means, subject to the limitations thereon set forth in the definition of “Capitalized Lease” set forth above, generally accepted accounting principles in effect from time to time; provided that in the event that any “Accounting Change” (as defined below) shall occur and such change would otherwise result in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then unless and until the Borrower, the Agent and the Required Lenders mutually agree to adjustments to the terms hereof to reflect any such Accounting Change, all financial covenants (including such covenants contained in Section 7.9(a), standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.    “Accounting Changes” refers to changes in accounting principles required or permitted by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American

Institute of Certified Public Accountants or, if applicable, the SEC and shall include the adoption or implementation of International Financial Reporting Standards or changes in lease accounting.

“General Partner” means Enable GP, LLC, a Delaware limited liability company, and its successors.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hybrid Equity Securities” means any securities issued by the Borrower, any Subsidiary or a financing vehicle of the Borrower or any Subsidiary that (a) are classified as possessing a minimum of “minimal equity content” by S&P, Basket B equity credit by Moody’s, and 25% equity credit by Fitch and (b) require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to the date that is 91 days after the Scheduled Maturity Date.

“Indebtedness” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all indebtedness of such Person for the deferred purchase price of property or services purchased (excluding current accounts payable and trade payables incurred in the ordinary course of business), (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired, (d) all Capitalized Lease Obligations in accordance with Agreement Accounting Principles, (e) all reimbursement obligations, contingent or otherwise, outstanding under Letters of Credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (f) unless otherwise cash collateralized, Consolidated Hedging Exposure, (g) indebtedness of the type described in clauses (a) through (f) above secured by any Lien on property or assets of such Person, whether or not assumed (but in any event if such indebtedness is not assumed or guaranteed, the amount constituting Indebtedness under this clause shall not exceed the fair market value of the property or asset subject to such security interest), (h) all direct guarantees of Indebtedness referred to in clauses (a) through (f) above of another Person, (i) all mandatory obligations to redeem or repurchase of Capital Stock (other than Hybrid Equity Securities, Mandatorily Convertible Securities and Equity Preferred Securities) prior to one year after the Scheduled Maturity Date and (j) all Off Balance Sheet Indebtedness of such Person. For the purpose of determining “Indebtedness,” any particular Indebtedness will be excluded if and to the extent that the necessary funds for the payment, redemption or satisfaction of that Indebtedness (including, to the extent applicable, any associated prepayment penalties, fees or payments and such other amounts required in connection therewith) have been irrevocably deposited with the proper depositary in trust.

“Indemnified Costs” is defined in Section 10.10.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” is defined in Section 9.7(b).

“Information” is defined in Section 5.14(a).

“Initial Financial Statements” means (a) the audited financial statements of the Borrower as of December 31, 2014 for the fiscal year ending on such date, and (b) the unaudited financial statements of the Borrower as of March 31, 2015 for the fiscal quarter ending on such date.

“Interest Period” means, with respect to a Eurodollar Advance, a period of one, two, three or six months (or twelve months if requested by the Borrower and agreed to by each of the Lenders), commencing on a Business Day selected by the Borrower pursuant to this Agreement and ending on (but excluding) the day which corresponds numerically to such date in the calendar month that is one, two, three or six months (or such other period as shall be agreed upon by all of the Lenders) thereafter; provided that (a) if there is no such numerically corresponding day in such first, second, third or sixth succeeding month or such other succeeding period, such Interest Period shall end on the last Business Day of such first, second, third or sixth succeeding month or such other succeeding period and (b) no Interest Period shall extend beyond the Scheduled Maturity Date. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Lenders” has the meaning assigned thereto in the introductory paragraph hereto.

“Lender Insolvency Event” means that (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Lending Installation” means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on the administrative information sheets provided to the Agent in connection herewith or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

“Letter of Credit” of a Person, means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or is otherwise liable for the payment of amounts which may become due thereunder.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means, with respect to a Lender, such Lender’s term loan made pursuant to its commitment to lend set forth in Section 2.1 hereof (or any conversion or continuation thereof).

“Loan Documents” means this Agreement, the Notes, the Agency Fee Letter and all other documents, instruments, notes and agreements executed and delivered by the Borrower in connection therewith or contemplated thereby which the Agent and the Borrower designate in writing as a “Loan Document”.

“Mandatorily Convertible Securities” means mandatorily convertible equity-linked securities issued by the Borrower or any Subsidiary, so long as the terms of such securities require no repayments or prepayments of principal and no mandatory redemptions or repurchases, in each case, prior to at least 91 days after the Scheduled Maturity Date.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), or operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

“Material Indebtedness” means Indebtedness of the Borrower and/or its Material Subsidiaries (other than (i) Indebtedness among the Borrower and/or its Subsidiaries and (ii) Non-Recourse Indebtedness) in an outstanding principal amount of $100,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

“Material Subsidiary” means (a) for the purposes of determining what constitutes an “Event of Default” under Sections 8.1(e), (f), (g), (h), (i), (k) and (l) a Subsidiary of the Borrower (other than an Excluded Subsidiary) whose total assets, as of any date of determination, as determined in accordance with GAAP, represent at least 10% of the total assets of the Borrower and its Subsidiaries, as of such date of determination, on a consolidated basis as determined in accordance with GAAP, and (b) for all other purposes a “Material Subsidiary” shall be a Subsidiary of the Borrower whose total assets, as determined in accordance with GAAP, represent at least 10% of the total assets of the Borrower and its Consolidated Subsidiaries on a consolidated basis, as determined in accordance with GAAP for the Borrower’s most recently completed fiscal year and identified in the certificate most recently delivered pursuant to Section 6.1(d).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA and to which the Borrower or any member of the Controlled Group is obligated to make contributions or has been obligated to make contributions during the last six years.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders or all Lenders and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non Extending Lender” is defined in Section 2.21.

“Non-Excluded Subsidiary” means any Subsidiary that is not an Excluded Subsidiary.

“Non-Recourse Indebtedness” means (i) Indebtedness of any Excluded Subsidiary as to which (a) neither the Borrower nor any Non-Excluded Subsidiary provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) neither the Borrower nor any Non-Excluded Subsidiary is directly or indirectly liable as a guarantor or otherwise, (c) neither the Borrower nor any Non-Excluded Subsidiary is the lender or other type of creditor, or (d) the relevant legal documents do not provide that the lenders or other type of creditors with respect thereto will have any recourse to the stock or assets of the Borrower or any Non-Excluded Subsidiary and (ii) a Permitted Receivables Financing.

“Note” is defined in Section 2.13(d).

“Obligations” means all Loans, advances, debts, liabilities and obligations owing by the Borrower to the Agent, any Lender, any affiliate of the Agent or any Lender or any Indemnitee under the provisions of Section 9.7 or any other provisions of the Loan Documents, in each case of any kind or nature, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes all principal, interest (including interest accruing after the filing of any bankruptcy or similar petition), charges, indemnities, fees, expenses, attorneys’ fees and disbursements, and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off Balance Sheet Indebtedness” means, with respect to any Person, (a) any repurchase obligation or repurchase liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (c) any obligations under Synthetic Leases or (d) any obligation arising with respect to any other transaction which is the functional equivalent of borrowing but which does not constitute a liability on the balance sheet of such Person. As used herein, “Synthetic Lease” means a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

"OGE” means OGE Energy Corp., an Oklahoma corporation.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Outstanding Credit Exposure” means, as to any Lender at any time, the aggregate principal amount of its Loans outstanding at such time.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” is defined in Section 12.2(a).

“Participant Register” is defined in Section 12.2(d).

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Borrower dated as of April 16, 2014, as modified from time to time.

“Payment Date” means the last day of each March, June, September and December and the Scheduled Maturity Date.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Receivables Financing” means any financing transaction or series of financing transactions (including factoring arrangements), the obligations under which are non-recourse to the Borrower and its Non-Excluded Subsidiaries (other than through recourse for breaches of representations and warranties made by the Borrower or any of the Non-Excluded Subsidiaries and such indemnities and/or credit recourse as are consistent with a true sale or absolute transfer characterization under current legal and accounting standards (it being assumed that such standards are met by delivery of a legal opinion to such effect)), in connection with which the Borrower or any Affiliate of the Borrower may sell, convey or otherwise transfer, or grant a Lien on, accounts, payments, receivables, accounts receivable, rights to future credits, reimbursements, lease payments or other payments or residuals or similar rights to payment and in each case any related assets (collectively, “Receivables Facility Assets”) to a Person that is not the Borrower or a Non-Excluded Subsidiary (including a Receivables Entity); provided that the aggregate principal or similar amount of all Permitted Receivables Financings shall not exceed at any one time outstanding 5% of Consolidated Tangible Assets.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Platform” is defined in Section 6.1.

“Pricing Schedule” means the Schedule setting forth the Applicable Margin which is attached hereto and identified as such.

“Property” of a Person means any and all right, title and interest of such Person in or to property, whether real, personal, tangible, intangible, or mixed.

“Pro Rata Share” means, with respect to a Lender, (a) a fraction, the numerator of which is such Lender’s Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) and the denominator of which is the Aggregate Commitment at such time, or (b) if the Aggregate Commitment has been terminated or satisfied (including as a result of such Lender funding its Loan), a fraction, the numerator of which is such Lender’s Outstanding Credit Exposure at such time and the denominator of which is the Aggregate Outstanding Credit Exposure at such time.

“Public Lender” is defined in Section 6.1.

“Purchaser” is defined in Section 12.3(a).

“Qualified Project” means the construction or expansion of any capital project of the Borrower or any of its Consolidated Subsidiaries, the aggregate actual or budgeted capital cost of which (in each case, including capital costs expended by the Borrower or any such Consolidated Subsidiaries prior to the acquisition or construction of such project) exceeds $15,000,000.

“Qualified Project EBITDA Adjustments” means, with respect to each Qualified Project:

(a)prior to the Commercial Operation Date of a Qualified Project (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Qualified Project) of an amount to be determined by the Borrower and approved by the Agent (such approval not to be unreasonably withheld or delayed) as the projected Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries attributable to such Qualified Project for the first 12-month period following the scheduled Commercial Operation Date of such Qualified Project (such amount to be determined based on customer contracts relating to such Qualified Project, the creditworthiness of the other parties to such contracts, and projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date, oil and gas reserve and production estimates, commodity price assumptions and other reasonable factors deemed appropriate by the Agent), which may, at the Borrower’s option, be added to actual Consolidated EBITDA for the Borrower and its Consolidated Subsidiaries for the fiscal quarter in which construction of such Qualified Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Qualified Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries attributable to such Qualified Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75% and (v) longer than 365 days, 100%; and

(b)thereafter, actual Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries attributable to such Qualified Project for each full fiscal quarter after the Commercial Operation Date, plus the amount approved by the Agent pursuant to clause (a) above as the projected Consolidated EBITDA of Borrower and its Consolidated Subsidiaries attributable to such Qualified Project for the fiscal quarters constituting the balance of the four full fiscal quarter period following such Commercial Operation Date; provided that in the event the actual Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries attributable to such Qualified Project for any full fiscal quarter after the Commercial Operation Date shall materially differ from the projected Consolidated EBITDA approved by the Agent pursuant to clause (a) above for such fiscal quarter, the projected Consolidated EBITDA of Borrower and its Consolidated Subsidiaries attributable to such Qualified Project for any remaining fiscal quarters included in the foregoing calculation shall be redetermined in the same manner as set forth in clause (a) above, such amount to be approved by the Agent (such approval not to be unreasonably withheld or delayed), which may, at the Borrower’s option, be added to actual Consolidated EBITDA for the Borrower and its Consolidated Subsidiaries for such fiscal quarters.

Notwithstanding the foregoing:

(A)no such additions shall be allowed with respect to any Qualified Project unless:

(1)not later than 30 days prior to the delivery of any certificate required by the terms and provisions of Section 6.1(c) to the extent Qualified Project EBITDA Adjustments are requested be made to Consolidated EBITDA in determining compliance with Section 7.9, the Borrower shall have delivered to the Agent (i) written pro forma projections of Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries attributable to such Qualified Project and (ii) a certificate of the Borrower certifying that all written information provided to the Agent for purposes of approving such pro forma projections (including information relating to customer contracts relating to such Qualified Project, the creditworthiness of the other parties to such contracts, and projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date, oil and gas reserve and production estimates, commodity price assumptions) was prepared in good faith based upon assumptions that were reasonable at the time they were made; and

(2)prior to the date such certificate is required to be delivered, the Agent shall have approved (such approval not to be unreasonably withheld) such projections and shall have received such other information and documentation as the Agent may reasonably request, all in form and substance satisfactory to the Agent; and

(B)the aggregate amount of all Qualified Project EBITDA Adjustments during any period shall be limited to 20% of the total actual Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries for such period (which total actual Consolidated EBITDA shall be determined without including any Qualified Project EBITDA Adjustments).

“Rating Agency” is defined on the Pricing Schedule.

“Recipient” means (a) the Agent, (b) any Lender and/or (c) any other recipient of any payment to be made by or on account of any Obligation of the Borrower hereunder, as applicable.

“Receivables Entity” means any Excluded Subsidiary formed or utilized for the special purpose of (a) effecting a Permitted Receivables Financing and (b) engaging in activities reasonably related or incidental thereto.

“Receivables Facility Assets” is defined in the definition of “Permitted Receivables Financing”.

“Regulation U” means Regulation U of the Board as from time to time in effect and any successor or other regulation or official interpretation of the Board relating to the extension of credit by banks for the purpose of purchasing or carrying margin stock (as defined therein) applicable to member banks of the Federal Reserve System.

“Regulation X” means Regulation X of the Board as from time to time in effect and any successor or other regulation or official interpretation of the Board relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

“Reimbursed Party” is defined in Section 9.7(a).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, representatives, agents, managers, administrators, trustees, and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan subject to Title IV of ERISA, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section

4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; provided that a failure to meet the minimum funding standard of Section 412 or 430 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(c) of the Code.

“Required Lenders” means Lenders in the aggregate having Commitments of greater than fifty percent (50%) of the Aggregate Commitment or, if the Aggregate Commitment has been terminated or satisfied (including as a result of such Lenders funding their Loans), Lenders in the aggregate holding greater than fifty percent (50%) of the Aggregate Outstanding Credit Exposure at such time, subject (in each case) to Section 9.1(b).

“Restricted Payments” means, with respect to any Person, (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Capital Stock of such Person, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Capital Stock of any such Person, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of such Person, now or hereafter outstanding, and (d) the payment by such Person of any management, advisory or consulting fee to any other Person who is directly or indirectly a significant partner, shareholder, owner or executive officer of such Person; provided that this clause (d) shall not include the payment, in the ordinary course, of any brokers, finders or similar fees as determined appropriate by their respective governing bodies in their reasonable discretion.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw- Hill Companies, Inc, and any successor thereto.

“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly owned or controlled by, or (c) an individual that acts on behalf of, a country or territory that is the subject or target of, Sanctions, including without limitation, a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time, to the extent that such program administered by OFAC is applicable to any such agency, organization or person.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals or    Blocked    Persons    maintained    by    OFAC    available    at      http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time or any other Sanctions-related list maintained by an applicable Governmental Authority.

“Sanctions” means any sanctions imposed, administered or enforced from time to time by(i) the United States of America, OFAC or the U.S. Department of State, or (ii) to the extent such sanctions do not contradict applicable legislation of the United States of America, any other applicable Governmental Authority, including, without limitation, those administered by, Her Majesty’s Treasury, the United Nations, the European Union, or, in each case, any agency or subdivision of any of the forgoing, and shall include, in each case, any regulations, rules, and executive orders issued in connection therewith.

“Scheduled Maturity Date” means July 31, 2018, as such date may be extended with respect to any Extending Lender pursuant to Section 2.21.

“Securities Act” means the Securities Act of 1933, as amended and in effect from time to time.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“Specified Acquisition” means any acquisition (a) pursuant to which the Borrower or any of its Consolidated Subsidiaries (other than an Excluded Subsidiary) acquires (i) more than 50% of the Capital Stock in any other Person or (ii) other Property or assets (other than acquisitions of Capital Stock of a Person, capital expenditures and acquisitions of inventory or supplies in the ordinary course of business) of, or of an operating division or business unit of, any other Person, in any case, for an aggregate purchase price, which, when combined with the aggregate purchase price for all other such acquisitions in any rolling 12-month period, is equal to or greater than $25,000,000, and (b) which is designated by the Borrower (by written notice to the Agent) as a “Specified Acquisition”.

“Specified Change” is defined in the term “Change in Law”.

“Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 25% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 25% of the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Consolidated Subsidiaries as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such determination is made (or if financial statements have not been delivered hereunder for that fiscal quarter which ends such four fiscal quarter period, then the financial statements delivered hereunder for the quarter ending immediately prior to that quarter).

“Swap Agreement” means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

“Syndication Agent” means Mizuho Bank, Ltd., in its capacity as Syndication Agent hereunder.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, similar fees or similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trade Date” is defined in Section 12.3(a).

“Transaction Costs” means all fees (if any), costs and expenses incurred or payable by the Borrower or any Subsidiary in connection with the negotiation, execution and consummation of (i) this Agreement and the other Loan Documents (including any fees payable on the Closing Date pursuant to Section 10.9) and (ii) the Existing Agreement and the “Loan Documents” relating thereto (and as defined in the Existing Agreement).

“Transactions” means the effectiveness of this Agreement.

“Transferee” is defined in Section 12.4.

“Type” means, with respect to any Advance, its nature as a Base Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under each Single Employer Plan subject to Title IV of ERISA exceeds the fair market value of all such Plan’s assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan for which a valuation report is available, using actuarial assumptions for funding purposes as set forth in such report.

“UK Bribery Act” means the United Kingdom Bribery Act 2010.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Voting Stock” means all classes of the Capital Stock (or other voting interests) of such Person then outstanding and normally entitled to vote in the election of directors or other governing body of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower and the Agent.

Section 1.2.    Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (i) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

Section 1.3.    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.4.    References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by the Loan Documents; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 1.5.    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time.

ARTICLE II.

THE CREDITS

Section 2.1.    Commitment. Subject to the satisfaction of the conditions precedent set forth in Section 4.1, each Lender severally agrees, on the terms and conditions set forth in this Agreement to make a one-time Loan to the Borrower on the Closing Date, in an aggregate outstanding amount equal to such Lender’s Commitment. Amounts prepaid in respect of such Loans may not be reborrowed. Each Lender’s Commitment shall be deemed fully satisfied and terminated upon its fully funding its Loan as set forth above.

Section 2.2.    Repayment; Termination. Any outstanding Loans and other outstanding Obligations (other than contingent indemnification obligations) shall be repaid in full by the

Borrower on the Scheduled Maturity Date. Notwithstanding the termination of this Agreement on the Scheduled Maturity Date, until all of the Obligations (other than contingent indemnification obligations) shall have been fully paid and satisfied, all of the rights and remedies under this Agreement and the other Loan Documents shall survive. In addition, the Borrower shall make all payments as, when and to the extent required under Section 2.21 to each Lender that does not consent to the extension of the Scheduled Maturity Date.

Section 2.3.    Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders in accordance with their Pro Rata Share.

Section 2.4.    Types of Advances. The Advances may be Base Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

Section 2.5.    [Reserved].

Section 2.6.    Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Base Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof); provided, that any Base Rate Advance may be in the amount (even if less than the minimum amounts designated above) of any remaining portion of the Loans not otherwise allocated to Eurodollar Advances.

Section 2.7.    Optional Prepayments. The Borrower may from time to time prepay, without penalty or premium, all outstanding Base Rate Advances, or any portion thereof in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof (or, in any increment in the case of a repayment at any one time of the entire principal amount the outstanding Loans or the then outstanding Base Rate Advances hereunder), on any Business Day upon notice to the Agent by no later than 11:00 a.m. on the date of such prepayment (or such shorter period as may be agreed to by the Agent in its sole discretion). The Borrower may from time to time prepay, subject to the payment of any amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or any portion thereof in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof (or, in any increment in the case of a repayment at any one time of the entire principal amount the outstanding Loans or the then outstanding Eurodollar Advances hereunder), upon at least two (2) Business Days’ prior notice to the Agent (or such shorter period as may be agreed by the Agent in its sole discretion). Any repaid principal of any Loan may not be reborrowed. Each prepayment of the Loans under this Section 2.7 shall be applied as specified by the Borrower; and each such prepayment shall be paid to the Lenders (subject to Section 2.24(a)(ii)) in accordance with their respective Pro Rata Shares.

Section 2.8.    Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable written notice (a “Borrowing Notice”) on the Closing Date in the case of any Base Rate Advance requested on such date and by 11:00 a.m. two (2) Business Days before the Closing Date (or such shorter period as may be agreed by the Agent and the Lenders) in the case of any requested Eurodollar Advance to be made on the Closing Date, in each case, specifying:

(a)the proposed date of such Advance, which shall be a Business Day;

(b)the aggregate amount of such Advance;

(c)the Type of Advance selected; and

(d)in the case of a Eurodollar Advance, the Interest Period applicable thereto.

On the Closing Date, each Lender (subject to the satisfaction of the applicable conditions precedent set forth in Article IV) shall make available its Loans in funds immediately available to the Agent at its address specified pursuant to Section 9.20. The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent’s aforesaid address. If the Borrower requests a Eurodollar Advance but fails to specify an Interest Period therefor, such Eurodollar Advance will be deemed to have an Interest Period of one month.

Section 2.9.    Conversion and Continuation of Outstanding Advances. Base Rate Advances shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Base Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Base Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) in accordance with Section 2.14, which, when in writing, shall be in substantially the form attached hereto as Exhibit E, of each conversion of a Base Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. on the third Business Day prior to the date of the requested conversion or continuation, specifying:

(a)the requested date, which shall be a Business Day, of such conversion or continuation;

(b)the aggregate amount and Type of the Advance which is to be converted or continued; and

(c)the duration of the Interest Period applicable thereto.

If the Borrower requests a conversion to, or continuation of a Eurodollar Advance but fails to specify an Interest Period therefor, such Eurodollar Advance will be deemed to have an Interest Period of one month. After giving effect to all Advances, all conversions of Advances from one Type to the other, and all continuations of Advances as the same Type, there shall at no time be more than ten Interest Periods in effect.

Section 2.10.    Changes in Interest Rate, etc. Each Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Base Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9, at a rate per annum equal to the Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate for such Interest Period, as determined by the Agent. No Interest Period may end after the Scheduled Maturity Date.

Section 2.11.    Rates Applicable After Event of Default. Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, upon the occurrence and during the continuance of an Event of Default, the Required Lenders may, at their option, by notice to the Borrower, declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. If all or a portion of (a) the principal amount of any Loan, (b) any interest payable thereon, or (c) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, after giving effect to any applicable grace period therefor, bear interest, payable from time to time on demand, at a rate per annum equal to the Default Rate, in each case from the date such overdue amount was first due until such amount is paid in full.

Section 2.12.    Method of Payment. All payments of the Obligations hereunder shall be made free and clear of, and without condition or deduction for, any defense, recoupment, setoff or counterclaim, in immediately available funds to the Agent at the Agent’s address specified pursuant to Section 9.20, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon on the date when due and shall be applied ratably (except as otherwise specifically required hereunder) by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at such Lender’s address specified pursuant to Section 9.20 or at any Lending Installation specified in a notice received by the Agent from such Lender.

Section 2.13.    Noteless Agreement; Evidence of Indebtedness.

(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period (in the case of a Eurodollar Advance) with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof.

(c)The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded absent manifest error; provided, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d)Any Lender may request that its Loans be evidenced by a promissory note, in substantially the form of Exhibit B (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

Section 2.14.    Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices (confirmed promptly in writing) made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation of each telephonic notice, signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

Section 2.15.    Interest Payment Dates; Interest. Interest accrued on each Base Rate Advance shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the Closing Date, on any date on which the Base Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Base Rate Advances when the Alternate Base Rate is determined by the prime rate shall be calculated for actual days elapsed on the basis of a 365, or when appropriate 366, day year. All other computations of interest shall be calculated for actual days elapsed on the basis of a 360- day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon at the place of payment. If any payment of principal of or interest on an Advance or any other amounts payable to the Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

Section 2.16.    Notification of Advances, Interest Rates and Prepayments. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice and prepayment notice received by it hereunder. The Agent will notify the Borrower and each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Alternate Base Rate.

Section 2.17.    Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Section 9.20, designate replacement or additional Lending Installations through which Loans will be made by it will be issued by it and for whose account Loan payments are to be made.

Section 2.18.    Non-Receipt of Funds by the Agent. Unless the Borrower notifies the Agent prior to the time which it is scheduled to make payment to the Agent of any payment due to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Borrower has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available in immediately available funds together with interest thereon in respect of each day from and including the date such amount is distributed to it to, but excluding, the date the Agent recovers such amount, at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

Section 2.19.    Replacement of Lender. If (w) any Lender requests compensation under Section 3.1, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5 and, in each case, such Lender has declined or is unable to promptly designate a different Lending Installation in accordance with Section 3.7 which would eliminate any further claims for such indemnity, compensation or payment, (x) any Lender is a Defaulting Lender or a Non- Consenting Lender, (y) any Lender’s obligation to make, convert or continue outstanding Loans or Advances as Eurodollar Loans or Eurodollar Advances has been suspended pursuant to Section 3.3, and, in each such case, such Lender has declined or is unable to promptly designate a different Lending Installation in accordance with Section 3.7 which would eliminate any further suspension or (z) in addition to the rights of the Borrower under Section 2.21, any Lender is a Non-Extending Lender and the Required Lenders have approved the related Extension Request, then, in each case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate (provided that the failure by any such Lender that is a Defaulting Lender to execute an Assignment and Assumption Agreement shall not render such assignment invalid), without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.3), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or 3.5) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)the Borrower shall have received (i) the prior written consent of the Agent with respect to any assignee that is not already a Lender or an affiliate of a Lender hereunder, which consent shall not unreasonably be withheld, conditioned or delayed, (ii) the consent of such assignee to the assignment, (iii) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the consent of the applicable assignee to the applicable amendment, waiver or consent and (iv) in the case of an assignment resulting from a Lender becoming a Non-Extending Lender, the consent of the applicable assignee to the applicable Extension Request;

(b)the Agent shall have received the assignment fee specified in Section 12.3(c) unless (i) the assignor is a Defaulting Lender, (ii) waived by the Agent or (iii) the assignee is another Lender;

(c)such Lender shall have received payment of an amount equal to its funded and outstanding principal balance of its Outstanding Credit Exposure, accrued interest thereon and all other amounts payable to it hereunder and under the other Loan Documents (including (other than with respect to any Defaulting Lender) any amounts under Section 3.4) from the assignee (to the extent of such outstanding principal and accrued interest) or the Borrower (in the case of all other amounts);

(d)in the case of any such assignment resulting from (i) a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.5, such assignment will result in a reduction in such compensation or payments thereafter or (ii) a suspension under Section 3.3, such assignment shall be made to a Lender or Eligible Assignee which is not subject to such a suspension; and

(e)such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply.

Section 2.20.    [Reserved].

Section 2.21.    Extension of Scheduled Maturity Date.

(a)Request of Extension. No later than thirty (30) days prior to the Scheduled Maturity Date, the Borrower shall have the option to request (such request, an “Extension Request”) an extension of the Scheduled Maturity Date for an additional one-year period; provided that no more than two (2) of such one-year extensions shall be permitted hereunder. Any election by a Lender to extend the Scheduled Maturity Date in respect of its Loans will be at such Lender’s sole discretion and such Lender’s failure to respond to an Extension Request within fifteen (15) Business Days from the date of delivery of such Extension Request shall be deemed to be a refusal by such Lender to so extend its Scheduled Maturity Date.

(b)Extension; Conditions Precedent. Subject to the Agent’s receipt of written consents to such Extension Request from the Required Lenders (each such consenting Lender, an “Extending Lender”), the Scheduled Maturity Date shall be extended for an additional one-year period for each Extending Lender; provided that (i) each non-consenting Lender (together with its successors and assigns, each a “Non-Extending Lender”) shall be required only to maintain its Loans up to the previously effective Scheduled Maturity Date (without giving effect to such Extension Request), (ii) the Loans and Advances of each Extending Lender (including the Loans and Advances of each Additional Lender (as defined below)) shall be on the same terms and conditions as the Loans and Advances of each other Extending Lender and Additional Lender, (iii) on the date of any extension of the Scheduled Maturity Date under this Section 2.21, the conditions set forth in Section 4.3 shall be satisfied and (iv) the Borrower shall deliver to the Agent a certificate dated as of the date of any extension, signed by an Authorized Officer certifying that (A) the conditions set forth in Section 4.3 shall be satisfied and (B) attaching certified copies of resolutions of the board of directors or other equivalent governing body of the General Partner approving such extension.

(c)Payments to Non-Extending Lenders; Reduction of Outstanding Credit Exposure. All Obligations and other amounts payable hereunder to each Non-Extending Lender shall become due and payable by the Borrower on the previously effective Scheduled Maturity Date (without giving effect to such Extension Request) or the earlier replacement of such Non- Extending Lender pursuant to Sections 2.19 and 2.21(d). The Aggregate Outstanding Credit Exposure shall be reduced by the total Outstanding Credit Exposures of all Non-Extending Lenders expiring on such previously effective Scheduled Maturity Date (without giving effect to such Extension Request) to the extent repaid by the Borrower unless and until one or more lenders (including other Lenders) shall have agreed to assume such (or such portion of such) Non-Extending Lender’s Outstanding Credit Exposure hereunder with the extended Scheduled Maturity Date (in which case such portion of such Outstanding Credit Exposure shall be reinstated pursuant to this Section). Each Non-Extending Lender shall be required to maintain its original Outstanding Credit Exposure up to the previously effective Scheduled Maturity Date (without giving effect to such Extension Request) that such Non-Extending Lender had previously agreed upon (unless and to the extent such Lender (and such Lender’s Outstanding Credit Exposure) is replaced prior thereto pursuant to Section 2.19 and Section 2.21(d)).

(d)Replacement of Lender. The Borrower shall have the right at any time to replace each Non-Extending Lender (i) with one or more financial institutions (each, an “Additional Lender”) (A) that are existing Lenders (and, if any such Additional Lender is already a Lender, its Outstanding Credit Exposure shall be in addition to such Lender’s Outstanding Credit Exposure hereunder on such date) or (B) that are not existing Lenders; provided that any financial institution that is not an existing Lender (x) must be an Eligible Assignee and (y) must become a Lender for all purposes under this Agreement pursuant to an Assignment and Assumption Agreement and (ii) on a non-pro rata basis with any such financial institution that is willing to grant the Extension Request, including at a lower Outstanding Credit Exposure than such Non-Extending Lenders’ respective Outstanding Credit Exposure; provided that nothing herein shall limit such Non-Extending Lender’s right to receive payment of all outstanding Obligations owing to it in accordance with Section 2.19.

Section 2.22.    [Reserved].

Section 2.23.    [Reserved].

Section 2.24.    Defaulting Lenders.

(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law, such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.1(b).

(b)Defaulting Lender Cure. If the Borrower and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders and take such other actions as the Agent may determine to be necessary to cause the Loans to be held by the Lenders in accordance with their respective Pro Rata Shares (as determined immediately before such Lender became a Defaulting Lender but giving effect to any interim assignments pursuant to Section 12.3 hereof since such date), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non- Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.25.    Obligations of Lenders.

(a)Funding by Lenders; Presumption by the Agent. Unless the Agent shall have received notice from a Lender prior to the proposed date of any borrowing that such Lender will not make available to the Agent such Lender’s share of such Advance, the Agent may assume that such Lender has made such share available on such date in accordance with the terms hereof and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the Agent in connection with the foregoing and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Advance to the Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Agent.

(b)Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the Lenders under this Agreement to make the Loans and to make payments pursuant to Section 10.10 hereunder are, in each case, several and are not joint or joint and several. The failure of any Lender to make available its Pro Rata Share of any Advance requested by the Borrower on the Closing Date or to make payments pursuant to Section 10.10 shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Pro Rata Share of such Advance available on the Closing Date or to make payments pursuant to Section 10.10, but no Lender shall be responsible for the failure of any other Lender to make its Pro Rata Share of such Advance available on the Closing Date or to make payments pursuant to Section 10.10 on any date required hereunder.

ARTICLE III.

YIELD PROTECTION; TAXES

Section 3.1.    Yield Protection.

(a)Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Connection Taxes, including any changes in the rates thereof) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to the Agent or such other Recipient of making, converting into, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Recipient, the Borrower shall promptly pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered; provided that the Borrower shall not be required to pay any such amounts to any Recipient under and pursuant to this Section which are owing as a result of any Specified Change if and to the extent such Recipient is not at such time generally assessing such costs in a similar manner to other similarly situated borrowers with similar credit facilities.

(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Installation of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that the Borrower shall not be required to pay any such amounts to any Lender under and pursuant to this Section which are owing as a result of any Specified Change if and to the extent such Lender is not at such time generally assessing such costs in a similar manner to other similarly situated borrowers with similar credit facilities.

(c)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than ninety (90) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.2.    Changed Circumstances Affecting Eurodollar Rate Availability. In connection with any request for a Eurodollar Advance or a Base Rate Advance as to which the interest rate is determined by reference to the Eurodollar Rate or a conversion to or continuation thereof, if for any reason (a) the Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Advance, (b) the Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining the Eurodollar Rate for such Advance or (c) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the Eurodollar Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Advance during such Interest Period, then the Agent shall promptly give notice thereof to the Borrower and the other Lenders. Thereafter, until the Agent (upon the instruction of the Required Lenders in the case of a circumstance described in clause (c) above) notifies the Borrower and the other Lenders that such circumstances no longer exist, (i) the obligation of the Lenders to make Eurodollar Advances and the right of the Borrower to convert any Advance to or continue any Advance as a Eurodollar Advance shall be suspended, and the Borrower shall, at the Borrower’s option, either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurodollar Advance together with accrued interest thereon (subject to Section 2.15), on the last day of the then current Interest Period applicable to such Eurodollar Advance; or (B) convert, without premium or penalty and without liability for any amounts payable pursuant to Section 3.4, the then outstanding principal amount of each such Eurodollar Advance to a Base Rate Advance as of the last day of such Interest Period; and (ii) the Alternate Base Rate shall be calculated without giving effect to clause (c) of such definition.

Section 3.3.    Laws Affecting Eurodollar Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Installations) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Installations) to honor its obligations hereunder to make or maintain any Eurodollar Advance, such Lender shall promptly give notice thereof to the Agent and the Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Agent notifies the Borrower and the other Lenders that such circumstances no longer exist, (i) the obligations of the Lenders to make Eurodollar Advances, and the right of the Borrower to convert any Advance or continue any Advance as a Eurodollar Advance shall be suspended and thereafter the Borrower may select only Base Rate Loans, (ii) if any of the Lenders may not lawfully continue to maintain a Eurodollar Advance to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period and (iii) the Alternate Base Rate shall be calculated without giving effect to clause (c) of such definition.

Section 3.4.    Funding Indemnification. If (i) any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, including pursuant to Section 9.19, (ii) a Eurodollar Advance is not made, continued or converted on the date specified by the Borrower in a Borrowing Notice or a Conversion/Continuation Notice for any reason other than default by the Lenders, (iii) a Eurodollar Advance is not prepaid on the date specified by the Borrower pursuant to Section 2.7 for any reason, or (iv) a Eurodollar Loan is assigned on a date which is not the last day of the applicable Interest Period as a result of a request by the Borrower pursuant to Section 2.19, then, except (a) as otherwise provided in this Agreement or (b) if arising in connection with a Lender becoming a Defaulting Lender or the replacement of such Lender pursuant to Section 2.19, for any such amounts that would be owing to such Lender, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance but excluding the Applicable Margin expected to be received by such Lender during the remainder of such Interest Period.

Section 3.5.    Taxes.

(a)[Reserved].

(b)Payments Free of Taxes. Any and all payments to a Recipient by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Tax been made.

(c)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, the Borrower shall not be required to indemnify a Recipient pursuant to this Section 3.5(d) for any Indemnified Taxes unless such Recipient makes written demand on the Borrower for indemnification for such Indemnified Taxes no later than one hundred twenty (120) days after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Recipient for payment of such Indemnified Taxes, and (ii) the date on which such Recipient has made payment of such Indemnified Taxes. A certificate satisfying the requirements of Section 3.6 as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 3.5(e).

(f)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.5, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.5(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), properly completed and executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and executed originals of IRS Form W 8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2)properly completed and executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed originals of IRS Form W-8BEN or IRS Form W- 8BEN-E, as applicable; or

(4)to the extent a Foreign Lender is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable,, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such

Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)To the extent the Agent is not acting as a Lender, the Agent shall comply with the requirements of this Section 3.5(g) to the same extent as if it were a Lender (whose obligations under this Section 3.5(g) shall be solely to the Borrower) since the date on which it became the Agent.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.5(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.5(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.5(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival. Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a

Lender, the making of the Loans hereunder, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(j)Applicable Law. For purposes of this Section 3.5, the term “Applicable Law” includes FATCA.

Section 3.6.    Lender Statements; Survival of Indemnity. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall (unless the subject of a good faith dispute by the Borrower) be payable within fifteen (15) days after demand and receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

Section 3.7.    Alternative Lending Installation. If any Lender requests compensation under Section 3.1, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5, or is unable to fund or maintain Eurodollar Advances or Eurodollar Loans, as applicable, as a result of the circumstances described in Section 3.3, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Installation for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.5 or remedy the circumstances described in Section 3.3, as the case may be, in the future, and (ii) would not in the reasonable judgment of such Lender subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. A Lender shall not be required to make any such designation or assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances requiring such designation or assignment cease to apply. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment, if and to the extent such Lender is at such time generally assessing such costs and expenses in a similar manner to other similarly situated borrowers with similar credit facilities.

ARTICLE IV.

CONDITIONS PRECEDENT

Section 4.1.    Credit Extension. The effectiveness of this Agreement and the obligation of the Lenders to make the Loans and Credit Extension hereunder on the Closing Date shall be subject to the satisfaction of the following conditions precedent:

(a)Document Deliverables. The Agent’s (or its counsel’s) receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals) unless otherwise specified, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date):

(i)A counterpart of this Agreement duly executed by the Borrower, the Agent and the Lenders;

(ii)Notes duly executed by the Borrower payable to each Lender requesting a Note pursuant to Section 2.13(d);

(iii)A certificate of the secretary or assistant secretary of the General Partner certifying (A) the names and true signatures of the officers of the General Partner authorized to sign each Loan Document to which the Borrower is a party and the notices and other documents to be delivered by the Borrower pursuant to any such Loan Document, (B) the limited partnership agreement and charter of the Borrower, together with all amendments, as in effect on the date of such certification, and (C) resolutions of the board of directors or other equivalent governing body of the General Partner approving and authorizing the execution, delivery and performance by the Borrower of each Loan Document to which it is a party and authorizing the borrowings and other transactions contemplated hereunder, in form and substance reasonably satisfactory to the Agent and each of the Lenders;

(iv)A Certificate of the Secretary of State of the State of Delaware as to the existence and good standing of the Borrower in the State of Delaware;

(v)A certificate of the Borrower in form and substance reasonably satisfactory to the Agent and each of the Lenders certifying (A) the representations and warranties made by the Borrower in Article V are true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier in the text thereof, which shall be true and correct in all respects and except to the extent such representations and warranties expressly speak to an earlier date, in which case such representations or warranties shall have been true and correct in all material respects or in all respects, as applicable, on and as of such earlier date) and (B) no Default or Event of Default has occurred and is continuing;

(vi)Legal opinions with respect to customary matters from the Borrower’s counsel, in form and substance reasonably satisfactory to the Agent and each of the Lenders and addressed to the Agent and the Lenders;

(vii)The Initial Financial Statements and the financial projections of the Borrower for each year (presented on an annual basis) from (and including) January 1, 2015 through December 31, 2017;

(viii)Five days prior to the Closing Date (or such later date as the Agent shall reasonably agree) all documentation and other information required by regulatory authorities with respect to the Borrower under applicable “know your customer” and anti- money laundering rules and regulations, including without limitation the Act, that has been reasonably requested by the Agent a reasonable period in advance of the date that is five days prior to the Closing Date; and

(ix)The Agent shall have received a Borrowing Notice duly executed by the Borrower as required by Section 2.8, together with a designation of the account or accounts to which the proceeds of the Credit Extension made on the Closing Date are to be disbursed.

(b)Representations and Warranties. On the Closing Date, each of the representations and warranties made by the Borrower in Article V shall be true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier in the text thereof, which shall be true and correct in all respects) on and as of the Closing Date (except to the extent such representations and warranties expressly speak to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date).

(c)No Default. On the Closing Date, no Default or Event of Default shall have occurred and be continuing.

(d)Material Adverse Effect. Since December 31, 2014, there shall not have occurred and be continuing any material adverse effect on the business, condition (financial or otherwise), or operations of the Borrower, its Subsidiaries or their assets and businesses, when taken as a whole, other than as disclosed (i) in the Closing Date SEC Reports, (ii) on Schedule 5.7, or (iii) in the confidential information memorandum and/or lenders’ presentation provided to the Lenders in connection with this Agreement.

(e)Approvals. All material governmental and third party approvals necessary in connection with the Transactions and the continuing operations of the Borrower and its Subsidiaries shall have been obtained or waived (if applicable) and be in full force and effect, and all applicable waiting periods and appeal periods shall have expired.

(f)Agency Fee and Reimbursable Expenses. The Borrower shall have paid the fee required to be paid on the Closing Date pursuant to the Agency Fee Letter, together with all reasonable out-of-pocket expenses required to be paid on or before the Closing Date for which invoices have been presented at least one Business Day prior to the Closing Date.

Section 4.2.    Lender Approval of Conditions Precedent. Without limiting the generality of the provisions of the last paragraph of Section 10.3, for purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.3.    Each Extension of the Scheduled Maturity Date. No extension of the Scheduled Maturity Date pursuant to Section 2.21 shall become effective until the date on which each of the following conditions, and the other conditions listed in Section 2.21 are satisfied:

(a)There exists no Event of Default at the time of and immediately after giving effect to such extension of the Scheduled Maturity Date.

(b)The representations and warranties contained in Article V (other than representations and warranties set forth in Sections 5.7 and 5.9, which shall only be made and need only be true and correct on the Closing Date) are true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier in the text thereof, which shall be true and correct in all respects) on and as of the date of such extension of the Scheduled Maturity Date, both immediately before and after giving effect to such extension of the Scheduled Maturity Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders, on the Closing Date and on anyother date on which the representations and warranties hereunder are required to be remade, that:

Section 5.1.    Existence and Standing. Each of the Borrower and its Material Subsidiaries is a corporation, partnership or limited liability company duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction where the conduct of its business would require such qualification, except where the failure to be in good standing or have such authority could not reasonably be expected to have a Material Adverse Effect.

Section 5.2.    Authorization and Validity; Enforceability. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party (as in effect on the date that this representation is made or deemed made) and to perform its obligations thereunder. This Agreement and each other Loan Document to which the Borrower is a party have been duly executed and delivered on behalf of the Borrower. The execution and delivery by the Borrower of the Loan Documents to which it is a party (as in effect on the date that this representation is made or deemed made) and the performance of its obligations thereunder have been duly authorized by proper limited partnership or other applicable actions, and the Loan Documents to which it is party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought at equity or in law).

Section 5.3.    No Conflict. Neither the execution and delivery by the Borrower of the Loan Documents to which it is a party, nor the performance by the Borrower of its obligations thereunder will (a) violate the Borrower’s or any Material Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, bylaws, or operating or other management agreement, as the case may be, (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Material Subsidiaries or (c) contravene the provisions of any indenture, instrument or agreement to which the Borrower or any of its Material Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Material Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except, only in the case of this clause (c), for any such violations, contraventions or defaults which, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.4.    Government Consents. No material order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Material Subsidiaries, is required to be obtained by the Borrower or any of its Material Subsidiaries in connection with the execution and delivery by the Borrower of the Loan Documents, the borrowings by the Borrower under this Agreement, the payment and performance by the Borrower of the Obligations hereunder or thereunder or the legality, validity, binding effect or enforceability of any of the Loan Documents, except those relating to performance as would ordinarily be made or done in the ordinary course of business after the Closing Date.

Section 5.5.    Compliance with Laws. The Borrower and each Material Subsidiary is in compliance with all Applicable Laws relating to it or any of its respective Properties except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

Section 5.6.    Financial Statements.

(a)The Initial Financial Statements delivered to the Agent on or prior to the Closing Date were prepared in accordance with GAAP and fairly present in all material respects the financial conditions and operations of the Borrower and its Subsidiaries subject to such Initial Financial Statements at the date of the respective Initial Financial Statements and the results of operations for the Borrower and its Subsidiaries at such respective date.

(b)The annual consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 4.1(a)(vii) or, in the case of any representation and warranty made or remade after the Closing Date, most recently delivered pursuant to Section 6.1, were prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the year then ended.

Section 5.7.    Material Adverse Change. On and as of the Closing Date, since December 31, 2014, except as disclosed (a) in the Closing Date SEC Reports, (b) on Schedule 5.7, or (c) in the confidential information memorandum and/or lenders’ presentation provided to the Lenders in connection with this Agreement, there has been no Material Adverse Effect.

Section 5.8.    OFAC.

(a)None of the Borrower, any Subsidiary of the Borrower or any Affiliate of the Borrower (i) is the subject or target of any Sanctions, (ii) is, or will become, or is owned or controlled by, a Sanctioned Person or Sanctioned Entity, (iii) is located, organized or resident in a country or territory that is, or whose government is, the subject or target of any Sanctions, or (iv)engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Sanctioned Person or Sanctioned Entity in violation of any Sanctions.

(b)No part of the proceeds of any Loan will be used, or have been used, (i) directly or indirectly to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity in violation of any Sanction, or (ii) directly, or to the Borrower’s or any of its Subsidiaries’ knowledge, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any applicable Anti-Corruption Laws.

(c)The Borrower and each of its Subsidiaries is in compliance in all material respects with any laws or regulations of the United States, the United Nations, the United Kingdom, the European Union or any other Governmental Authority related to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act); Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and any similar laws or regulations currently in force or hereafter enacted.

(d)The Borrower and each of its Subsidiaries have conducted their business in compliance in all material respects with all Anti-Corruption Laws applicable to any party hereto.

Section 5.9.    Litigation. On and as of the Closing Date, except as disclosed (a) in the Closing Date SEC Reports or (b) on Schedule 5.9, there is no litigation, arbitration or governmental investigation, proceeding or inquiry pending or, to the knowledge of any Authorized Officer or the general counsel of the General Partner (or, if at such time the Borrower has a general counsel, of the Borrower), threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Credit Extension on the Closing Date.

Section 5.10.    Subsidiaries. Schedule 5.10 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth which Subsidiaries are Material

Subsidiaries (and indicating that, as of such date, there are no Excluded Subsidiaries) and setting forth each Subsidiary’s jurisdiction of organization and the percentage of its Capital Stock or other ownership interests owned by the Borrower or other Subsidiaries.

Section 5.11.    Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates the provisions of Regulation U or Regulation X.

Section 5.12.    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

Section 5.13.    Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Section 5.14.    Accuracy of Information.

(a)None of the documents or written information (excluding estimates, financial projections and forecasts) furnished to the Lenders by or on behalf of the Borrower in connection with or pursuant to this Agreement or the other Loan Documents (collectively, the “Information”), contained, as of the date such Information was furnished (or, if such Information expressly related to a specific date, as of such specific date), any untrue statement of a material fact or omitted to state, as of the date such Information was furnished (or, if such Information expressly related to a specific date, as of such specific date), any material fact (other than industry-wide risks normally associated with the types of businesses conducted by the Borrower and its Subsidiaries) necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, when taken as a whole.

(b)The estimates, financial projections and forecasts furnished to the Lenders by or on behalf of the Borrower with respect to the transactions contemplated under this Agreement were prepared in good faith and on the basis of information and assumptions that the Borrower believed to be reasonable as of the date such information was prepared (it being recognized by the Lenders that such estimates, financial projections and forecasts as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such estimates, financial projections and forecasts may differ from the projected results set forth therein by a material amount). Except as expressly otherwise provided herein, the Borrower shall have no duty or obligation to update any such estimates, projections or forecasts.

Section 5.15.    Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all Federal and all other material tax returns that are required to be filed by it and has paid or caused to be paid all taxes shown to be due and payable by it on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority and payable by it (other than, with respect to any of the foregoing, any such taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries), except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.16.    No Violation. The Borrower is not in violation of any order, writ, injunction or decree of any court or any order, regulation or demand of any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI.

AFFIRMATIVE COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

Section 6.1.    Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Agent:

(a)Within ninety (90) days after the end of each of its fiscal years, financial statements prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, statements of income and statements of cash flows, setting forth in comparative form figures for the preceding fiscal year, accompanied by an audit report, consistent with the requirements of the Securities and Exchange Commission, of a nationally recognized firm of independent public accountants or other independent public accountants reasonably acceptable to the Required Lenders (it being understood that, notwithstanding anything to the contrary contained herein, the requirements of this Section 6.1(a) may be satisfied by delivering the Borrower’s Annual Report on Form 10-K with respect to such fiscal year as, and to the extent, filed with the Securities and Exchange Commission).

(b)Within forty-five (45) days after the end of the first three quarterly periods of each of its fiscal years, financial statements prepared in accordance with GAAP (other than with regard to the absence of footnotes and subject to changes resulting from audit and normal year-end audit adjustments to same) on a consolidated basis for itself and its Subsidiaries, including (x) consolidated unaudited balance sheets as at the end of each such period, setting forth in comparative form figures as at the end of the preceding fiscal year, and (y) consolidated unaudited statements of income and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, in each case in this clause (y), setting forth in comparative form figures for the corresponding period of the preceding fiscal year, and accompanied by a certificate of a Financial Officer to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of their respective dates and have been prepared in accordance with GAAP (other than with regard to the absence of footnotes and subject to changes resulting from audit and normal year-end audit adjustments to same) (it being understood that, notwithstanding anything to the contrary contained herein, the requirements of this Section 6.1(b) may be satisfied by delivering the Borrower’s Quarterly Report on Form 10-Q with respect to such fiscal periods as, and to the extent, filed with the Securities and Exchange Commission).

(c)Together with the financial statements required under Sections 6.1(a) and 6.1(b), (i) a compliance certificate in substantially the form of Exhibit D signed by a Financial Officer (A) showing the calculations necessary to determine compliance with Section 7.9 and (B) stating that no Default or Event of Default exists, or if any Default or Event of Default exists as of the date of such compliance certificate, stating the nature and status thereof, and (ii) such other financial information as may be reasonably requested by the Agent reasonably in advance of the delivery of such financial statements, including consolidating financial statements, as is necessary to account for Non-Recourse Indebtedness and Excluded EBITDA for purposes of determining the Consolidated Leverage Ratio.

(d)If necessary because of any changes thereto, together with the financial statements required under Sections 6.1(a), a certificate signed by a Financial Officer certifying an updated Schedule 5.10 with respect to its Subsidiaries, Material Subsidiaries and Excluded Subsidiaries, if applicable.

(e)If requested by the Agent, within 305 days after the end of each fiscal year of the Borrower, a copy of the actuarial report showing the Unfunded Liabilities of each Single Employer Plan as of the valuation date occurring in such fiscal year, certified by an actuary enrolled under ERISA.

(f)As soon as possible and in any event within ten (10) days after an Authorized Officer knows that any ERISA Event has occurred with respect to any Plan that could reasonably be expected to have a Material Adverse Effect, a statement, signed by an Authorized Officer, describing said ERISA Event and the action which the Borrower proposes to take with respect thereto.

(g)From time to time, such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Lender, may reasonably request, including support for any pro forma calculations hereunder.

(h)Promptly upon the filing thereof, copies of all registration statements (other than any registration statement on Form S-8 and any registration statement in connection with a dividend reinvestment plan, shareholder purchase plan or employee benefit plan) and reports on form 10-K, 10-Q or 8-K (or their equivalents) which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

(i)Promptly upon obtaining knowledge thereof, notice of any downgrade in any of the Borrower’s Designated Ratings.

(j)Promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including the Act), as from time to time reasonably requested by the Agent or any Lender.

Information required to be delivered pursuant to these Sections 6.1(a), 6.1(b) and 6.1(h) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Agent that such information has been posted on the Securities and Exchange Commission website on the Internet at sec.gov, on the Borrower’s DebtDomain site or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered pursuant to Section 6.1(c) and such notice or certificate shall also be deemed to have been delivered upon being posted to the Borrower’s DebtDomain site or such other website and (ii) the Borrower shall deliver paper copies of the information referred to in Sections 6.1(a), 6.1(b) and 6.1(h) to any Lender which requests such delivery.

The Borrower hereby acknowledges that (a) the Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.” The Agent shall have the right, and the Borrower hereby expressly authorizes the Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

Section 6.2.    Use of Proceeds. The Borrower will use the proceeds of the Loans for general corporate purposes of the Borrower and its Subsidiaries, including repayment or refinancing of indebtedness outstanding from time to time, acquisitions, investments and capital expenditures. The Borrower (A) will not request any Advance, and the Borrower shall not use, and shall procure that its Subsidiaries and, to its knowledge, its or their respective directors, officers, employees and agents shall not use, directly or indirectly, the proceeds of any Advance in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws or in any other manner in violation of any applicable Anti-Corruption Laws, and (B) will not request any Advance, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, directly or indirectly, the proceeds of any Advance for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or Sanctioned Entity in violation of any Sanctions or in any other manner in violation of any Sanctions applicable to any party hereto.

Section 6.3.    Notice of Default. Within five (5) days after any Authorized Officer with responsibility relating thereto obtains knowledge of any Default or Event of Default, the Borrower will deliver to the Agent a certificate of an Authorized Officer setting forth the details thereof and, if such Default or Event of Default is then continuing, the action which the Borrower is taking or proposes to take with respect thereto.

Section 6.4.    Maintenance of Existence. The Borrower will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect, its corporate or other legal existence and its rights, privileges and franchises material to the normal conduct of its businesses; provided that nothing in this Section 6.4 shall prohibit (a) any transaction permitted pursuant to Section 7.1, or (b) the termination of any right, privilege or franchise of the Borrower or any Material Subsidiary or of the corporate or other legal existence of any Material Subsidiary or the change in form of organization of the Borrower or any Material Subsidiary which could not reasonably be expected to result in a Material Adverse Effect.

Section 6.5.    Taxes. The Borrower will, and will cause each Material Subsidiary to, file all United States federal tax returns and all other material tax returns which are required to be filed by it, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The Borrower will, and will cause each Material Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its Property that are payable by it, except (a) where the failure to pay could not reasonably be expected to result in a Material Adverse Effect or (b) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are maintained in accordance with GAAP.

Section 6.6.    Insurance. The Borrower will, and will cause each Material Subsidiary to, maintain with financially sound and reputable insurance companies, insurance on its Property in such amounts, subject to such deductibles and self-insurance retentions, and covering such risks as are consistent with reasonably prudent industry practice, and the Borrower will furnish to the Agent upon request full information as to the insurance carried.

Section 6.7.     Compliance with Laws. The Borrower will, and will cause each Material Subsidiary to, comply with all laws, statutes, rules, regulations, orders, writs, judgments, injunctions, restrictions, decrees or awards of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property to which it may be subject, including all Environmental Laws, ERISA and all Applicable Laws involving transactions with, investments in or payments to Sanctioned Persons or Sanctioned Entities, except (i) where failure to so comply could not reasonably be expected to result in a Material Adverse Effect or (ii) the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

Section 6.8.    Maintenance of Properties. Subject to Section 7.1, the Borrower will, and will cause each Material Subsidiary to, keep and maintain all of its Property that is necessary and material to the operation of the business of the Borrower and its Subsidiaries, taken as whole, in good repair, working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 6.9.    Inspection; Keeping of Books and Records.

(a)The Borrower will, and will cause each Material Subsidiary to, at the Borrower’s expense, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property (subject to such physical security requirements as the Borrower or the applicable Material Subsidiary may reasonably require), to examine and make copies of the books of accounts and other financial records of the Borrower and each Material Subsidiary (except to the extent that such access is restricted by law or by a bona fide non- disclosure agreement not entered into for the purpose of evading the requirements of this Section), and to discuss the affairs, finances and accounts of the Borrower and each Material Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable notice and at such reasonable times and intervals as the Agent or any Lender may designate; provided that the Borrower shall only be responsible for the expenses of one such visit, examination and/or inspection (in the aggregate among the Agent and the Lenders) in any twelve month period, unless such visit, examination and/or inspection is conducted during the continuance of an Event of Default.

(b)The Borrower shall keep and maintain, and cause each of its Material Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries shall be made of all dealings and transactions in relation to their respective businesses and activities in sufficient detail as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP.

Section 6.10.     Excluded Subsidiaries. The Borrower shall take such action as is necessary (including, at the Borrower’s option, subject to Section 9.17, designating a Subsidiary that was previously an Excluded Subsidiary as a Non-Excluded Subsidiary and/or transferring assets from an Excluded Subsidiary to a Non-Excluded Subsidiary) promptly after determining that the aggregate assets owned by all Excluded Subsidiaries does not exceed, at any one time, 15% of consolidated assets of the Borrower and its Consolidated Subsidiaries, as determined by the most recent balance sheet delivered by the Borrower pursuant to Section 6.1.

ARTICLE VII.

NEGATIVE COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

Section 7.1.      Fundamental Changes. The Borrower will not, and will not permit any of its Material Subsidiaries (other than any Excluded Subsidiary) to (a) enter into any transaction of merger or (b) consolidate, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided, that as long as no Default or Event of Default exists and is continuing or would be caused thereby: (i) a Person (including a Subsidiary of the Borrower) may be merged or consolidated with or into the Borrower so long as (A) the Borrower shall be the continuing or surviving entity and (B) the Borrower remains liable for its obligations under this Agreement and all the rights and remedies hereunder remain in full force and effect, (ii) in addition to clause (i) above, a Material Subsidiary may (A) merge or consolidate with or into another Subsidiary of the Borrower or (B) merge or consolidate with or into any other Person (other than the Borrower, which shall be governed by clause (i) of this Section) so long as either (x) such Material Subsidiary shall be the surviving entity of such merger or consolidation or (y) upon such merger or consolidation, such other Person would become a Material Subsidiary of the Borrower after giving effect to such merger or consolidation (it being understood that, notwithstanding anything to the contrary contained herein, for purposes of this clause (y) only, a Material Subsidiary shall mean, as at any time of determination, a Subsidiary whose total assets, as determined in accordance with GAAP, represent at least 10% of the total assets of the Borrower and its Subsidiaries, on a consolidated basis, as determined in accordance with GAAP, at such time), (iii) any Subsidiary may dissolve in connection with any transaction not otherwise prohibited by Section 7.2, and (iv) the Borrower or any Subsidiary may otherwise take such action to the extent permitted by Section 7.2(b).

Section 7.2.     Asset Sales.

(a)The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, convey, sell, lease, transfer, or otherwise dispose of all or substantially all of the assets of the Borrower and its Subsidiaries on a consolidated basis.

(b)Notwithstanding the foregoing Section 7.2(a), nothing in this Section 7.2 shall be deemed to prohibit the Borrower or any Subsidiary from conveying, selling, leasing, transferring, or otherwise disposing of any assets to any other Subsidiary or to the Borrower.

Section 7.3.    Indebtedness. The Borrower will not permit its Subsidiaries (other than Excluded Subsidiaries) to create, assume, incur or suffer to exist any Indebtedness, except for the following:

(a)Indebtedness existing on the Closing Date and listed on Schedule 7.3 and renewals, extensions and refinancings of such Indebtedness.

(b)Indebtedness of any Subsidiary to the Borrower or any other Subsidiary.

(c)Unsecured Indebtedness of a Person that becomes a Subsidiary (including by way of acquisition, merger or consolidation) after the Closing Date; provided that such Indebtedness was not incurred in contemplation of such Person becoming a Subsidiary, together with extensions, renewals and replacements of any such Indebtedness in a principal amount not in excess of that outstanding as of the date of such extension, renewal or replacement.

(d)Guarantees of Indebtedness of any Subsidiary permitted hereunder by any other Subsidiary.

(e)Indebtedness of any Subsidiary (or any Person that will become a Subsidiary (including by way of acquisition, merger or consolidation) after the Closing Date, provided that such Indebtedness is not incurred in contemplation of such entity becoming a Subsidiary) secured by a Lien permitted pursuant to Section 7.4(a) or 7.4(b), together with extensions, renewals and replacements of any such Indebtedness in a principal amount not in excess of that outstanding as of the date of such extension, renewal or replacement.

(f)Indebtedness in respect of Swap Agreements or credit support in respect thereof entered into in accordance with the hedging risk management policies of the Borrower approved from time to time by the board of directors of the General Partner.

(g)Indebtedness in respect of a Permitted Receivables Financing.

(h)Guarantees by any Subsidiary of Indebtedness of the Borrower to the extent such Subsidiary has guaranteed the Indebtedness of the Borrower under this Agreement on terms and conditions satisfactory to the Agent.

(i)Non-Recourse Indebtedness of Excluded Subsidiaries.

(j)Indebtedness in an aggregate amount not to exceed at any one time outstanding 15% of Consolidated Tangible Assets.

Section 7.4.     Liens. The Borrower will not, nor will it permit any Material Subsidiary (other than an Excluded Subsidiary) to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Material Subsidiaries (other than Excluded Subsidiaries), except:

(a)Any Lien securing Indebtedness, including a Capitalized Lease, incurred or assumed for the purpose of financing all or any part of the cost of acquiring, repairing, constructing or improving fixed or capital assets; provided that (i) such Lien shall be created substantially simultaneously with or within 12 months after the acquisition thereof or the completion of the repair, construction or improvement thereof, (ii) such Lien shall not apply to any other property or assets of the Borrower or of its Material Subsidiaries (other than repairs, renewals, replacements, additions, accessions, improvements and betterments thereto) and (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, improving, altering or repairing such fixed or capital assets, as the case may be.

(b)Any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or any Subsidiary, or otherwise becomes a Subsidiary; provided that (i) such Lien existed at the time such Person became a Subsidiary and was not created in anticipation thereof, and (ii) such Lien does not encumber any other property or assets of the Borrower or any of its Subsidiary (other than additions thereto, proceeds thereof and property in replacement or substitution thereof).

(c)Any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary; provided that (i) such Lien existed at the time of such acquisition and was not created in anticipation thereof, and (ii) such Lien does not encumber any other property or assets (other than additions thereto, proceeds thereof and property in replacement or substitution thereof).

(d)Any Lien arising out of the refinancing, extension, renewal or refunding of any debt secured by any Lien permitted by Section 7.4(a), 7.4(b), 7.4(c), 7.4(m), 7.4(n), 7.4(q) or 7.4(r); provided that no such Lien shall encumber any additional assets (other than additions thereto and property in replacement or substitution thereof) or secure debt with a larger principal amount (other than in respect of accrued interest, fees and transaction costs) than the debt being refinanced, extended, renewed or refunded.

(e)Liens for taxes, assessments or governmental charges or levies on its Property (i) not yet due or delinquent (after giving effect to any applicable grace period) or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP.

(f)Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, interest owner’s of oil and gas production and mechanics’ liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP.

(g)(i) Liens arising out of pledges or deposits, surety bonds or performance bonds, in each case relating to or under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or (ii) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature or arising as a result of progress payments under government contracts, in each case incurred in the ordinary course of business.

(h)Easements (including reciprocal easement agreements and utility agreements), reservations, rights-of-way, covenants, consents, encroachments, variations, charges, restrictions, survey exceptions and other similar encumbrances as to real property of the Borrower and its Subsidiaries, which do not materially interfere with the conduct of the business of the Borrower or such Subsidiary conducted at the property subject thereto.

(i)Liens arising by reason of any judgment, decree or order of any court or other governmental authority which do not result in an Event of Default.

(j)Liens on deposits required by any Person with whom the Borrower or any of its Subsidiaries enters into Swap Agreements or any credit support therefor, in each case, entered into in accordance with the hedging risk management policies of the Borrower approved from time to time by the board of directors of the General Partner.

(k)Liens, including Liens imposed by Environmental Laws, that (i) do not secure Indebtedness, (ii) do not in the aggregate materially detract from the value of its assets (other than to the extent of such Lien) or materially impair the use thereof in the operation of its business and (iii) in the case of all such Liens other than those imposed by Environmental Laws, are incurred in the ordinary course of business.

(l)Deposits securing liability to insurance carriers under insurance or self- insurance arrangements.

(m)Liens created or assumed by the Borrower or a Subsidiary on any contract for the permitted sale of any product or service or any proceeds therefrom (including accounts and other receivables).

(n)Liens created by the Borrower or a Subsidiary on advance payment obligations by such Person to secure indebtedness incurred to finance advances for oil, gas, hydrocarbon and other mineral exploration and development.

(o)Liens securing obligations, neither assumed by the Borrower or any Subsidiary nor on account of which the Borrower or any Subsidiary customarily pays interest, upon real estate or under which the Borrower or any Subsidiary has a right-of-way, easement, franchise or other servitude or of which the Borrower or any Subsidiary is the lessee of the whole thereof or any interest therein for the purpose of locating pipe lines, substations, measuring stations, tanks, pumping or delivery equipment or similar equipment.

(p)Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a depository institution and Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction.

(q)Liens granted to the “Agent” under (and as defined in) and pursuant to the Existing Credit Agreement for the benefit of the “Lenders” (and as defined therein) in the “Cash Collateral Account” (as defined in such agreement).

(r)Liens existing on the Closing Date and listed on Schedule 7.4.

(s)Liens on the Capital Stock or assets of any Receivables Entity, or Liens on Receivables Facility Assets sold, contributed, financed or otherwise conveyed or pledged in connection with a Permitted Receivables Financing.

(t)Liens securing Indebtedness of a Subsidiary to the Borrower or to a Non- Excluded Subsidiary.

(u)Leases and subleases of real property owned or leased by the Borrower or any Subsidiary and not materially interfering with the ordinary conduct of the business of the Borrower and the Subsidiaries.

(v)Cash collateral and other Liens securing obligations incurred in the ordinary course of its energy marketing business (other than any obligations in respect of Swap Agreements or similar transactions, in each case that are not entered for the purpose of mitigating risks associated with liabilities (including interest rate liabilities), commitments, investments, assets or property held or reasonably anticipated).

(w)Liens not described in or otherwise permitted by Sections 7.4(a) through 7.4(v), inclusive, securing indebtedness in an aggregate amount not to exceed at any one time outstanding 15% of Consolidated Net Tangible Assets.

Section 7.5.     Affiliate Transactions. The Borrower will not, and will not permit any Material Subsidiary to, directly or indirectly, enter into any transaction (including the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than transactions between (i) the Borrower and any Non-Excluded Subsidiary, (ii) any Non- Excluded Subsidiary and another Non-Excluded Subsidiary or (iii) any Excluded Subsidiary and another Excluded Subsidiary) except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary (all terms of a particular transaction taken as a whole) than the Borrower or such Subsidiary could obtain in a comparable arm’s length transaction; provided, that this Section shall not prohibit (a) any Restricted Payment, (b) the provision by the Borrower or any such Material Subsidiary of credit support to its Subsidiaries in the form of a performance guaranty or similar undertaking (but excluding any guaranty of, joint and several obligations for, or assumption of, Indebtedness or payment obligations), (c) the provision of letters of credit, guaranties, sureties and similar forms of credit support in respect of performance obligations of an Affiliate (but excluding any such support for Indebtedness or payment obligations) on terms and conditions that the Borrower or such Material Subsidiary, as applicable, believes in good faith to be fair and reasonable to the Borrower or such Material Subsidiary as applicable, provided, however, that to the extent the amount of the obligations of such Affiliate supported thereby exceeds $10,000,000, the provision of any such letters of credit, guaranty, surety or similar form of credit support shall be approved by the board of directors or similar governing body of the General Partner and determined by such board of directors or similar governing body to be fair and reasonable to the Borrower or such Material Subsidiary, as applicable, (d) customary arrangements among Affiliates relating to the administrative or management services authorized by the Borrower’s or such Subsidiary’s organizational documents or board of directors or other governing body (or committee thereof), (e) equity investments by the Borrower and its Subsidiaries made after the Closing Date in any such Affiliates in an amount not to exceed $250,000,000, in the aggregate, at any one time (after giving effect to all returns of capital), (f) any transaction subject to the jurisdiction, approval, consent or oversight of any regulatory body or compliance with any applicable regulation, rule or guideline of any such regulatory body, (g) the transfer of Receivables Facility Assets to a Receivables Entity in connection with any Permitted Receivables Financing, (h) the transactions set forth on Schedule 7.5, (i) any transaction approved by the conflicts committee of the board of directors of the General Partner, and (j) any transaction determined by the disinterested directors of the board of directors of the General Partner to be fair and reasonable to the Borrower or such Subsidiary.

Section 7.6.     Nature of Business. The Borrower and its Material Subsidiaries shall not engage in any business other than such business that is substantially the same as conducted by the Borrower and its Material Subsidiaries as of the Closing Date and other businesses, operations or activities in the energy industry reasonably related or incidental thereto, including, without limitation, the gathering, compression, treatment, processing, blending, transportation, storage, isomerization, fractionation, distillation, marketing, purchase, sale, hedging, and trading of (i) hydrocarbons, (ii) their associated production water and enhanced recovery materials (such as carbon dioxide), or (iii) their respective constituents and other products (including but not limited to methane, natural gas liquids (such as Y-grade, ethane, propane, normal butane, isobutane, and natural gasoline), condensate, and refined products and distillates (including, without limitation, gasoline, refined product blendstocks, olefins, naptha, aviation fuels, diesel, heating oil, kerosene, jet fuels, fuel oil, residual fuel oil, heavy oil, bunker fuel, cokes, and asphalts)).

Section 7.7.     Restrictive Agreements. The Borrower will not, and will not permit any Material Subsidiary to, enter into or permit to exist any agreement or other consensual arrangement that explicitly prohibits or restricts the ability of any Material Subsidiary to make any payment of any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Capital Stock of such Material Subsidiary, now or hereafter outstanding; provided that the foregoing shall not prohibit financial incurrence, maintenance and similar covenants that indirectly have the practical effect of prohibiting or restricting the ability of a Material Subsidiary to make such payments or provisions that require that a certain amount of capital be maintained, or prohibit the return of capital to shareholders above certain dollar limits; provided further, that the foregoing shall not apply to (i) prohibitions and restrictions imposed by law or by this Agreement, (ii) prohibitions and restrictions contained in, or existing by reason of, any agreement or instrument (A) existing on the Closing Date, (B) relating to any Indebtedness of, or otherwise to, any Person at the time such Person first becomes a Material Subsidiary, so long as such prohibition or restriction was not created in contemplation of such Person becoming a Material Subsidiary, and (C) effecting a renewal, extension, refinancing, refund or replacement (or successive extensions, renewals, refinancings, refunds or replacements) of Indebtedness or other obligations issued or outstanding under an agreement or instrument referred to in clauses (ii)(A) and (ii)(B) above, so long as the prohibitions or restrictions contained in any such renewal, extension, refinancing, refund or replacement agreement, taken as a whole, are not materially more restrictive than the prohibitions and restrictions contained in the original agreement or instrument, as determined in good faith by an Authorized Officer, (iii) any prohibitions or restrictions with respect to a Material Subsidiary imposed pursuant to an agreement that has been entered into in connection with a disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iv) restrictions contained in joint venture agreements, partnership agreements and other similar agreements with respect to a joint ownership arrangement restricting the disposition or distribution of assets or property of, or the activities of, such joint venture, partnership or other joint ownership entity, or any of such entity’s subsidiaries, if such restrictions are not applicable to the property or assets of any other entity and (v) any prohibitions or restrictions on any Receivables Entity pursuant to a Permitted Receivables Financing.

Section 7.8.     Limitation on Amending Certain Documents. The Borrower will not modify or amend the Partnership Agreement in a manner that is materially adverse to the Lenders.

Section 7.9.    Consolidated Leverage Ratio.

(a)The Borrower will not permit, as of the last day of each fiscal quarter, the Consolidated Leverage Ratio as of such date to be (a) on any date of determination other than during an Acquisition Period, greater than 5.00:1.00 and (b) on any date of determination during an Acquisition Period, greater than 5.50:1.00.

(b)For purposes of calculating compliance with the financial covenant set forth in Section 7.9(a), Consolidated EBITDA may include, at Borrower’s option, any Qualified Project EBITDA Adjustments as provided in the definition thereof.

ARTICLE VIII.

EVENTS OF DEFAULT, ACCELERATION AND REMEDIES

Section 8.1.    Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)Any representation or warranty made or deemed made by or on behalf of the Borrower under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be incorrect or untrue in any material respect (other than a representation and warranty that is subject to a materiality qualifier in the text thereof, which shall be incorrect or untrue in any respect) when made or deemed made.

(b)Nonpayment of (i) principal of any Loan when due, (ii) interest upon any Loan or the fee payable pursuant to the Agency Fee Letter, in either case, within five (5) Business Days after the same becomes due or (iii) any other obligation or liability under this Agreement or any other Loan Document within ten (10) Business Days after the Borrower’s receipt of notice from the Agent of such nonpayment.

(c)(i) The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.3 (provided that such Event of Default shall be deemed automatically cured or waived upon the delivery of such notice or the cure or waiver of the related Default or Event of Default, as applicable), 6.4 (with respect to the Borrower’s or any Material Subsidiary’s existence), or Article VII or (ii) the breach by the Borrower of any of the terms or provisions of Section 6.1(a), 6.1(b), 6.1(c), or 6.1(i) which is not remedied within five (5) Business Days after written notice thereof is given by the Agent or a Lender to the Borrower.

(d)The breach by the Borrower (other than a breach which constitutes an Event of Default under another Section of this Article VIII) of any of the terms or provisions of this Agreement or any Note which is not remedied within thirty (30) days after written notice thereof is given by the Agent or a Lender to the Borrower.

(e)(i) Failure of the Borrower or any Material Subsidiary to pay when due (after any applicable grace period) any Material Indebtedness; (ii) the Borrower or any Material Subsidiary shall default (after the expiration of any applicable grace period) in the observance or performance of any covenant or agreement relating to any Material Indebtedness and as a result thereof such Material Indebtedness shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; provided that the foregoing shall not apply to any mandatory prepayment or optional redemption of any Indebtedness which would be required to be repaid in connection with the consummation of a transaction by the Borrower or any such Subsidiary not prohibited pursuant to this Agreement; or (iii) the Borrower or any of its Material Subsidiaries shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

(f)The Borrower or any of its Material Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, (v) take any formal corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 8.1(f), or (vi) fail to contest within the applicable time period any appointment or proceeding described in Section 8.1(g).

(g)Without the application, approval or consent of the Borrower or any of its Material Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Material Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 8.1(f) shall be instituted against the Borrower or any of its Material Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

(h)A judgment or other court order for the payment of money in excess of
$100,000,000 (net of any amounts paid or covered by independent third party insurance as to which the relevant insurance company does not dispute coverage) shall be rendered against the Borrower or any Material Subsidiary and such judgment or order shall continue without being vacated, discharged, satisfied or stayed or bonded pending appeal for a period of forty-five (45) days.

(i)The Unfunded Liabilities of all Single Employer Plans could in the aggregate reasonably be expected to result in a Material Adverse Effect or any ERISA Event under clauses (a), (b) and (c) of the definition thereof shall occur in connection with any Plan that could reasonably be expected to have a Material Adverse Effect.

(j)Any Change of Control shall occur.

(k)The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred, pursuant to Section 4201 of ERISA, withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $100,000,000.

(l)The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased, in the aggregate, over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $100,000,000.

(m)Any material portion of this Agreement or any Note shall fail to remain in full force or effect or any action shall be taken by the Borrower to assert the invalidity or unenforceability of any such Loan Document.

Section 8.2.    Acceleration/Remedies.

(a)Automatic Acceleration of Maturity. If any Event of Default described in Section 8.1(f) or (g) occurs with respect to the Borrower:

(i)the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and

(ii)the Agent shall at the request of, or may with the consent of, the Required Lenders proceed to enforce its rights and remedies under any Loan Document for the ratable benefit of the Lenders.

(b)Optional Acceleration of Maturity. If any Event of Default occurs (other than an Event of Default described in Section 8.1(f) or (g)), the Agent, upon the request of the Required Lenders, shall, or with the consent of the Required Lenders, may:

(i)declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives; and

(ii)proceed to enforce its rights and remedies under any Loan Document for the ratable benefit of the Lenders.

(c)Rescission of Acceleration. If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Event of Default (other than any Event of Default as described in Section 8.1(f) or (g) with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

(d)Application of Payments. In the event that the Obligations have been accelerated pursuant to Section 8.2(a)(i) or Section 8.2(b)(i), all payments received by the Lenders upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied:

FIRST, to the payment of all reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees) of the Agent and the Lenders in connection with enforcing the rights of the Lenders under the Loan Documents, pro rata as set forth below;

SECOND, to the payment of any fees due and payable to the Agent;

THIRD, to the payment of all accrued interest payable to the Lenders hereunder, pro rata as set forth below;

FOURTH, to the payment of the outstanding principal amount of the Loans, pro rata as set forth below;

FIFTH, to all other Obligations which shall have become due and payable under the Loan Documents and not repaid pursuant to clauses “FIRST” through “THIRD” above; and

SIXTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus, or as a court of competent jurisdiction may direct.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) subject to Section 2.24(a)(ii), each of the Lenders shall receive an amount equal to its Pro Rata Share of amounts available to be applied.

Section 8.3.     Preservation of Rights; Enforcement. The enumeration of the rights and remedies of the Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default. No waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.1, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations (other than contingent indemnification obligations) have been paid in full.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with Section 8.2 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan

Documents or (b) any Lender from exercising setoff rights in accordance with Section 11.1 (subject to the terms of Section 11.2); and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then the Required Lenders shall have the rights otherwise ascribed to the Agent pursuant to Section 8.2.

ARTICLE IX.

GENERAL PROVISIONS

Section 9.1.    Amendments.

(a)Amendments. Subject to the provisions of this Section 9.1, neither this Agreement nor any other Loan Document (other than the Agency Fee Letter), nor any provision hereof or thereof, may be waived, amended, supplemented or modified except pursuant to an instrument or instruments in writing entered into by the Borrower and the Required Lenders (and acknowledged by the Agent) (or the Agent with the consent in writing of the Required Lenders); provided that no such waiver, amendment or modification shall:

(i)without the consent of all of the Lenders affected thereby:

(A)extend the final maturity of any Loan (other than as set forth in Section 2.21) or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of any interest payable hereunder (other than a waiver or rescission of the application of the Default Rate pursuant to Section 2.11 or an acceleration pursuant to Section 8.2(a)(i) or 8.2(b)(i));

(B)increase the amount of any Lender’s Commitment; or

(C)extend the Scheduled Maturity Date (other than as set forth in Section 2.21); or

(ii)without the consent of all of the Lenders:

(A)Amend this Section 9.1 or Section 8.2(d) or 9.7 or Article XI:

(B)Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definition of “Pro Rata Share”; or

(C)permit the Borrower to assign its rights or obligations under this Agreement.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3(c) without obtaining the consent of any other party to this Agreement. The Agency Fee Letter may be amended by any agreement entered into by each of the parties thereto without obtaining the consent of any other party to this Agreement.

(b)Defaulting Lenders.    Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by Applicable Law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

Section 9.2.     Survival of Representations. All representations and warranties of the Borrower made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and the making of the Credit Extension on the Closing Date as herein contemplated. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 9.3.     Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

Section 9.4.      Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

Section 9.5.     Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

Section 9.6.     Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Agent is authorized to act as such).

The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns; provided, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.7, 9.11 and 10.9 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

Section 9.7.    Expenses; Indemnification.

(a)Costs and Expenses. The Borrower shall reimburse the Agent and the Arranger for all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of counsel to Bank of America in its capacity as Agent and Arranger, but no other counsel of any other Lender or Arranger) paid or incurred by the Agent in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including via the internet), review, amendment, modification, waiver and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the Syndication Agent, the Documentation Agent and the Lenders (each such Person being called a “Reimbursed Party” and collectively, the “Reimbursed Parties”) for all costs and out of pocket expenses (including, without limitation, the reasonable fees and disbursements of counsel, which shall be limited to a single firm of counsel for the Reimbursed Parties, taken as a whole, and, if reasonably necessary, a single firm of local or regulatory counsel in each appropriate jurisdiction and a single firm of special counsel for each relevant specialty, in each case for the Reimbursed Parties, taken as a whole and, solely in the case of an actual or perceived conflict of interest (as reasonably identified by a Reimbursed Party), where the Reimbursed Party affected by such conflict informs the Borrower of such conflict, one additional firm of counsel in each relevant jurisdiction for the affected Reimbursed Parties similarly situated, taken as a whole) paid or incurred by any Reimbursed Party in connection with the enforcement of any of their respective rights and remedies under the Loan Documents.

(b)Indemnification. The Borrower hereby further agrees to indemnify the Agent, the Arranger, the Syndication Agent, the Documentation Agent, each Lender and each of their respective Related Parties (each such Person being called an “Indemnitee”) from and against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not such Indemnitee is a party thereto, and all reasonable fees and disbursements of counsel, which shall be limited to a single firm of counsel for all Indemnitees, taken as a whole, and, if reasonably necessary, a single firm of local or regulatory counsel in each appropriate jurisdiction and a single firm of special counsel for each relevant specialty, in each case for all Indemnitees, taken as a whole and, solely in the case of an actual or perceived conflict of interest (as reasonably identified by an Indemnitee) where the Indemnitee affected by such conflict informs the Borrower of such conflict, one additional firm of counsel in each relevant jurisdiction for the affected Indemnitees similarly situated, taken as a whole) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder, except to the extent any such losses, claims, damages, penalties, judgments, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (1) the gross negligence, bad faith or willful misconduct of such Indemnitee, (2) a material breach by such Indemnitee of its obligations under this Agreement or (3) claims of one or more Indemnitees against another Indemnitee (other than claims against the Agent or the Arranger, in each case, in its capacity as such) and not involving any act or omission of the Borrower or any of its Related Parties. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.7(b) applies, such indemnity will be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnitee or any other person or an Indemnitee is otherwise a party thereto and whether or not the transactions contemplated by this Agreement are consummated. The obligations of the Borrower under this Section 9.7(b) shall survive the termination of this Agreement. In no event shall this clause (b) operate to expand the obligations of the Borrower under the first sentence of clause (a) above to require the Borrower to reimburse or indemnify the Reimbursed Parties for any amounts of the type described therein. This Section 9.7(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 9.8.    Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each Lender to the extent that the Agent deems necessary.

Section 9.9.    Accounting. Except as provided to the contrary herein, all accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with Agreement Accounting Principles.

Section 9.10.    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

Section 9.11.    Nonliability; Waiver of Consequential Damages; No Advisory or Fiduciary Responsibility. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. None of the Agent, the Arranger or the Lenders shall have any fiduciary responsibilities to the Borrower. None of the Agent, the Arranger or the Lenders undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that none of the Agent, the Arranger or the Lenders shall have liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower or any of its Affiliates or any of their respective security holders or creditors for losses suffered in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from (i) the gross negligence, bad faith or willful misconduct of the party from which recovery is sought or (ii) a material breach by the party from which recovery is sought of its obligations under this Agreement. Each party hereto agrees that no other party hereto nor any of its Related Parties shall have any liability to any other party hereto (or its Related Parties) on any theory of liability for any special, indirect, consequential or punitive damages (including without limitation, any loss of profits, business or anticipated savings) in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby; provided that this waiver shall in no way limit the Borrower’s indemnification or reimbursement obligations in Section 9.7(b) to the extent of any third-party claim for any of the foregoing, including the Borrower’s obligation to indemnify Indemnitees for special, indirect, consequential or punitive damages awarded against an Indemnitee. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Agent, the Arranger, and the Lenders are arm’s-length commercial transactions between the Borrower, on the one hand, and the Agent, the Arranger, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Agent, the Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents and as otherwise required pursuant to Applicable Law; and (iii) the Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the and its Affiliates, and neither the Agent, the Arranger, nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.12.    Confidentiality. Each of the Agent and the Lenders agrees that any Information (as defined below) delivered or made available to it shall (i) be kept confidential, (ii) be used solely in connection with evaluating, approving, structuring, administering or enforcing the credit facility contemplated hereby and (iii) not be provided to any other Person; provided that nothing in clauses (i) and (iii) above shall prevent the Agent or any Lender from disclosing such information (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case, except with respect to information disclosed in the course of a regulatory audit or examination, it shall (i) promptly notify the Borrower in advance of disclosure, to the extent permitted by law and to the extent practicable, and (ii) so furnish only that portion of such Information which it is legally required to, or which it reasonably determines is necessary to, disclose), (c) in response to any order of any court or other governmental authority having jurisdiction over it or as may otherwise be required pursuant to any requirement of law or as requested by any self-regulatory body (in which case it shall (i) promptly notify the Borrower in advance of disclosure, to the extent permitted by law and to the extent practicable, and (ii) so furnish only that portion of such Information which it is legally required to disclose), (d) if legally compelled to do so in connection with any litigation or similar proceeding (in which case it shall (i) promptly notify the Borrower in advance of disclosure, to the extent permitted by law and to the extent practicable, and (ii) so furnish only that portion of such Information which it is legally required to disclose), (e) to any other party hereto, (f) in connection with the exercise of any remedies under this Agreement or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (g) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (h) with the consent of the Borrower, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or its Related Parties and which is not known to be subject to a duty of confidentiality to the Borrower or its Affiliates (unless and until such Person is made aware of the confidential nature of such information, if any), (k) to governmental regulatory authorities in connection with any regulatory examination of the Agent or any Lender or in accordance with the Agent’s or any Lender’s regulatory compliance policy if the Agent or Lender deems necessary for the mitigation of claims by those authorities against the Agent or such Lender or any of its subsidiaries or affiliates (in which case it shall (i) promptly notify the Borrower in advance of disclosure, to the extent permitted by law and to the extent practicable, and (ii) so furnish only that portion of such Information which it is legally required to disclose), or (l) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the facilities provided hereunder (in which case it shall so furnish only that portion of such Information which it reasonably determines it is required to disclose for such purposes). For purposes of this Section, “Information” means all information received from the Borrower or any of its Related Parties relating to the Borrower or any Affiliate thereof or any of their respective businesses, assets, properties, operations, products, results or condition (financial or otherwise) other than (i) any such information that is received by the Agent or any Lender from a source other than the Borrower and which is not known to be subject to a duty of confidentiality to the Borrower or its Affiliates (unless and until such Person is made aware of the confidential nature of such information, if any), (ii) information that is publicly available other than as a result of the breach of a duty of confidentiality by such Person or its Related Parties or by another Person known by any of the foregoing to be subject to such a duty of confidentiality, (iii) information already known to or, other than information described in clause (i) above, in the possession of the Agent or any Lender prior to its disclosure by the Borrower, or (iv) information that is independently developed, discovered or arrived at by the Agent or any Lender. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13.    Lenders Not Utilizing Plan Assets. Each Lender represents and warrants that none of the consideration used by such Lender to make its Loans constitutes for any purpose of ERISA or Section 4975 of the Code assets of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code and the rights and interests of such Lender in and under the Loan Documents shall not constitute such “plan assets” under ERISA.

Section 9.14.    Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Credit Extensions provided for herein.

Section 9.15.    Disclosure. The Borrower and each Lender hereby acknowledge and agree that the Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

Section 9.16.    USA Patriot Act. The Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 9.17.    Excluded Subsidiaries. The Borrower shall have the right, at any time with prior written notice to the Agent, to (i) designate any Subsidiary as an Excluded Subsidiary in accordance with the requirements of such definition or (ii) remove any Subsidiary from being an Excluded Subsidiary; provided that with respect to any Subsidiary, after the second designation of such Subsidiary as a Non-Excluded Subsidiary from an Excluded Subsidiary, such Subsidiary may not be re-designated as an Excluded Subsidiary at a later date.

Section 9.18.    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic method of transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 9.19.    Removal of Lender. Notwithstanding anything herein or in any other Loan Document to the contrary, the Borrower may, at any time in its sole discretion, remove any Lender upon 15 Business Days’ written notice to such Lender and the Agent (the contents of which notice shall be promptly communicated by the Agent and the Lenders), such removal to be effective at the expiration of such 15-day notice period; provided, however, that no Lender may be removed hereunder at a time when an Event of Default shall have occurred and be continuing. Each notice by the Borrower under this Section 9.19 shall constitute a representation by the Borrower that the removal described in such notice is permitted under this Section 9.19. Concurrently with such removal and as a condition thereof, the Borrower shall pay to such removed Lender (or, if such Lender is a Defaulting Lender, to Agent) all amounts owing to such Lender hereunder (including any amounts arising under Section 3.4 as a consequence of such removal) and under any other Loan Document in immediately available funds. Upon full and final payment hereunder of all amounts owing to such removed Lender, such Lender shall make appropriate entries in its accounts evidencing payment of all Loans hereunder and releasing the Borrower from all obligations owing to the removed Lender in respect of the Loans hereunder and surrender to the Agent for return to the Borrower any Notes of the Borrower then held by it. Effective immediately upon such full and final payment, such removed Lender will not be considered to be a “Lender” for purposes of this Agreement, except for the purposes of any provision hereof that by its terms survives the termination of this Agreement and the payment of the amounts payable hereunder. Effective immediately upon such removal, the Commitment of such removed Lender shall immediately terminate. Such removal will not, however, affect the Commitments of any other Lenders hereunder.

Section 9.20.    Notices.

(a)Notices. Except as otherwise permitted by Section 2.14, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Lenders or the Agent, at its respective address or facsimile number set forth on the signature pages hereof or, (y) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 9.20. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, three (3) Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that, subject to Section 2.14, notices to the Agent under Article II shall not be effective until received.

(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2.16 if such Lender has notified the Agent that it is incapable of receiving notices under such Section by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)Change of Address. The Borrower, the Agent and/or any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto. In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such

Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(d)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent such losses, claims, damages, liabilities or expenses are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person.

ARTICLE X.

THE AGENT

Section 10.1.     Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.2.    Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.3.    Exculpatory Provisions.

(a)The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:

(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

(b)The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.1 or Section 8.2) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Agent in writing by the Borrower or a Lender.

(c)The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

(d)The Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

Section 10.4.    Reliance by the Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of the Loan on the Closing Date, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.5.    Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents.

Section 10.6.    Resignation of Agent.

(a)The Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower (and so long as no Event of Default shall have occurred and be continuing, subject to the approval of the Borrower, such approval not to be unreasonably withheld or delayed, to appoint a successor from among the Lenders, which shall be a bank with an office in the United States having capital and retained earnings of at least $100,000,000, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph (with the approval of the Borrower to the extent required above). Whether or not a successor has been appointed, such resignation of the retiring Agent shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Agent and, in consultation with (and, if so required pursuant to the terms of clause (a) above in connection with the appointment of a successor Agent, with the approval (not to be unreasonably withheld or delayed) of) the Borrower, appoint a successor meeting the qualifications set forth therefor in clause (a) immediately above. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date, as applicable, (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph (with the approval of the Borrower to the extent required above). Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than as provided in Section 3.5(i) and other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall not exceed those payable to its predecessor pursuant to the Agency Fee Letter unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.7 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.6, then the term “prime rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

Section 10.7.     Non-Reliance on Agent and Other Lenders.     Each    Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.8.     No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Arranger, the Syndication Agent or the Documentation Agent listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.

Section 10.9.     Agent Fees. The Borrower agrees to pay to the Agent (or the Arranger, as applicable), the fees agreed to by the Borrower pursuant to the Agency Fee Letter.

Section 10.10.Reimbursement and Indemnification. The Lenders severally agree to reimburse and indemnify the Agent, the Arranger, the Syndication Agent and the Documentation Agent ratably in proportion to the Lenders’ Pro Rata Shares (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) for any amounts not reimbursed by the Borrower (a) for which the Agent (any sub-agent), the Arranger, any Syndication Agent or any Documentation Agent is entitled to reimbursement by the Borrower under the Loan Documents (including, without limitation, pursuant to Section 9.7(a) or Section 9.7(b)), (b) for any other expenses incurred by the Agent (any sub-agent), the Arranger, any Syndication Agent or any Documentation Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent (any sub-agent), the Arranger, any Syndication Agent or any Documentation Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including for any such amounts incurred by or asserted against the Agent (any sub-agent), the Arranger, any Syndication Agent or any Documentation Agent in connection with any dispute between the Agent (any sub-agent), the Arranger, any Syndication Agent, any Documentation Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents (collectively, the “Indemnified Costs”); provided that (i) no Lender shall be liable for any portion of the Indemnified Costs that are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the party seeking indemnification and (ii) any indemnification required pursuant to Section 3.4 shall, notwithstanding the provisions of this Section 10.9, be paid by the relevant Lender in accordance with the provisions thereof. The failure of any Lender to reimburse the Agent (any sub-agent), the Arranger, any Syndication Agent, or any Documentation Agent, as the case may be, promptly upon demand for its Pro Rata Share of any amount required to be paid by the Lenders as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent (any sub-agent), the Arranger, any Syndication Agent or any Documentation Agent, as the case may be, for its Pro Rata Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent (any sub-agent), the Arranger, any Syndication Agent or Documentation Agent, as the case may be, for such other Lender’s Pro Rata Share of such amount. The obligations of the Lenders under this Section 10.9 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE XI.

SETOFF; RATABLE PAYMENTS

Section 11.1.     Setoff. In addition to, and without limitation of, any rights of the Lenders under Applicable Law, from and after the date that the Obligations have been accelerated pursuant to Section 8.2(a) or Section 8.2(b) (and for so long as such acceleration has not been rescinded by the Required Lenders), each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set-off and apply any and all deposits (including all account balances, whether general or special, time or demand, provisional or final and whether or not collected or available) at any time held, and any other Indebtedness or obligations (in whatever currency) at any time held or owing, by such Lender or any such Affiliate, to or for the credit or account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.2.    Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than (i) payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5, or (ii) payments received by any Non-Extending Lender pursuant to Section 2.21) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII.

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

Section 12.1.     Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns permitted hereby, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of the Agent and each Lender, (b) any assignment by any Lender must be made in compliance with Section 12.3, and (c) any transfer by participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, except as set forth in the last sentence of the first paragraph of Section 12.3(e)(iii), and unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3(c). The parties to this Agreement acknowledge that clause (b) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, pledges or assignments by any Lender of all or any portion of its rights under this Agreement and any Note, including to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat each Lender which made any Credit Extension or which holds any Note as the owner thereof for all purposes hereof unless and until such Lender complies with Section 12.3; provided that the Agent may in its discretion (but shall not be required to) follow instructions from the Lender which made its Credit Extension hereunder or which holds any Note to direct payments relating to such Credit Extension or Note to another Person. Any assignee of the rights to any Credit Extension or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Lender, who at the time of making such request or giving such authority or consent is the owner of the rights to the Credit Extension (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Credit Extension.

Section 12.2.    Participations.

(a)Permitted Participants; Effect. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural Person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries or, unless an Event of Default has occurred and is continuing, (x) any Person that is not an Approved Financial Institution, or (y) to any Person that was a Disqualified Institution as of the date on which the Lender granting the participation entered into a binding agreement to grant a participation of all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such participation)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents, if any, shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents and all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interest and (iv) the Borrower, the Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.10 with respect to any payments made by such Lender to its Participant(s).

(b)Voting Rights. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement other than any amendment, modification or waiver with respect to the Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders or all of the affected Lenders pursuant to the terms of Section 9.1.

(c)Benefit of Certain Provisions. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 (subject to the requirements and limitations therein, including the requirements under Section 3.5(g) (it being understood that the documentation required under Section 3.5(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that such Participant (i) agrees to be subject to the provisions of Sections 2.19, 3.7 and 9.19 as if it were an assignee under Section 12.3; and (ii) shall not be entitled to receive any greater payment under Section 3.1 or 3.5, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use commercially reasonable efforts to require such

Participant comply with the provisions of Sections 2.19, 3.7 and 9.19 as if it were a Lender and to cooperate with the Borrower in enforcing such provisions against such Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.1 as though it were a Lender; provided that such Participant agrees to be subject to Section 11.2 as though it were a Lender.

(d)Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

Section 12.3.     Assignments.

(a)Permitted Assignments. Any Lender may at any time assign to one or more Eligible Assignees (such an assignee, a “Purchaser”) all or any part of its rights and obligations under the Loan Documents. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption Agreement. Each such assignment with respect to an Eligible Assignee which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Outstanding Credit Exposure of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or Outstanding Credit Exposure (if the Commitment has been funded, terminated and satisfied) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment. Each partial assignment made by a Lender shall be made as an assignment of a proportionate part of all of such Lender’s rights and obligations under this Agreement with respect to the Loans and Commitments assigned.

(b)Consents. The consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective; provided that the consent of the Agent shall not be required for any assignment to a Person that is a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender. The consent of the Borrower shall be required prior to an assignment becoming effective unless (i) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) an Event of Default has occurred and is continuing; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within fifteen (15) days after having received notice thereof.

(c)Effect; Effective Date. Subject to acceptance and recording of the assignment by the Agent pursuant to Section 12.3(d), upon (i) delivery to the Agent of an Assignment and Assumption Agreement pursuant to Section 12.3(a), together with any consents required by Section 12.3(b), (ii) payment by the parties to the Assignment and Assumption Agreement (other than the Borrower) of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent) and (iii) delivery to the Borrower and the Agent of the documents required by Section 3.5, such Assignment and Assumption Agreement shall become effective on the effective date specified in such Assignment and Assumption Agreement. The Assignment and Assumption Agreement shall contain a representation and warranty by the Purchaser to the effect that none of the funds, money, assets or other consideration used to make the purchase and assumption of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights, benefits and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights, benefits and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender’s rights, benefits and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the Loan Documents with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that no assignment by a Defaulting Lender will constitute or effect a waiver or release of any claim of any party arising from such Lender being a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(c), the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that, upon cancellation and surrender to the Borrower of the Notes (if any) held by the transferor Lender, new Notes or, as appropriate, replacement Notes are issued to such transferor Lender, if applicable, and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments (or if the Aggregate Commitment has been terminated, their respective Outstanding Credit Exposure), as adjusted pursuant to such assignment.

(d)Register. The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower and solely for tax purposes (and the Borrower hereby designates the Agent to act in such capacity), shall maintain at one of its offices in the United States a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)No Assignment to Certain Persons. No such assignment shall be made to (i) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (ii) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) or (iii) without limiting the consent rights of the Borrower set forth in clause (a) above, unless an Event of Default has occurred and is continuing (x) any Person that is not an Approved Financial Institution, or (y) to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation); provided, that, for the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender, and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of Section 12.3(e)(iii)(y) shall not be void to the extent (i) the consent or deemed consent of the Borrower was obtained to such assignment in accordance with Section 12.3(b), or (ii) any Event of Default existed on the applicable Trade Date.

If any assignment is made to any Disqualified Institution without the Borrower’s prior written consent in violation of Section 12.3(e)(iii) above, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Agent, (A) purchase or prepay such Loan by paying the lesser of (x) the principal amount thereof and, (y) the amount that such Disqualified Institution paid to acquire such Loan, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 12.3), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and, and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations of such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

Notwithstanding anything to the contrary contained in this Agreement, any Disqualified Institution that was a Disqualified Institution on the applicable Trade Date (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution that was a Disqualified Institution on the applicable Trade Date will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Debtor Relief Plan”), each Disqualified Institution party hereto that was a Disqualified Institution on the applicable Trade Date hereby agrees (1) not to vote on such Debtor Relief Plan, (2) if such Disqualified Institution does vote on such Debtor Relief Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Debtor Relief Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(f)No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(g)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Section 12.4.     Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.12.

Section 12.5.     Tax Certifications. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.

Section 12.6.    No Liability of General Partner. It is hereby understood and agreed that the General Partner shall have no personal liability, as general partner or otherwise, for the payment of any amount owing or to be owing hereunder or under the other Loan Documents. The Agent and the Lenders agree for themselves and their respective successors and assigns that no claim arising against the Borrower under any Loan Document with respect to the Obligations shall be asserted against the General Partner (in its individual capacity).

ARTICLE XIII.

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

Section 13.1.     CHOICE OF LAW. UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SUBJECT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 13.2.     CONSENT TO JURISDICTION. THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 13.3.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

BORROWER:	ENABLE MIDSTREAM PARTNERS, LP

	By:	Enable GP, LLC, its general partner

	By:	/s/ John P. Laws
Name: John P. Laws
Title: Vice President & Treasurer

Address:

P.O. Box 24300 M/C LS 520
Oklahoma City, Oklahoma 73124-0300

Signature Page to Term Loan Agreement

AGENT AND THE LENDERS:	BANK OF AMERICA, N.A., as Agent and as a Lender

	By:	/s/ Kenneth P. Phelan
Name: Kenneth P. Phelan
Title: Vice President

Address: 900 W. Trade St.
Mail Code: NC1-026-06-03
Charlotte, NC 28255

	Attention:	Maria A. McClain
	Phone:	980-388-1935
	Facsimile:	704-409-0913

Signature Page to Term Loan Agreement

MIZUHO BANK, LTD., as a Lender

By:	/s/ Leon Mo
Name: Leon Mo
Title: Authorized Signatory

Address: 1251 Avenue of the Americas
New York, NY 10020

Attention:	Lu Wang
Phone:	212-282-4377
Facsimile:	212-282-4488

Signature Page to Term Loan Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATON, as a Lender

By:	/s/ Michael A. Tribolet
Name: Michael A. Tribolet
Title: Managing Director

Address: 1000 Louisiana St., 9th Floor
Houston, TX 77002

Attention:	Michael A. Tribolet
Phone:	713-319-1326
Facsimile:	713-319-1053

Signature Page to Term Loan Agreement

COMMITMENT SCHEDULE

LENDER	COMMITMENT
Bank of America, N.A.	$250,000,000.00
Wells Fargo Bank, National Association	$100,000,000.00
Mizuho Bank, Ltd.	$100,000,000.00

AGGREGATE COMMITMENT	$450,000,000.00

Signature Page to Term Loan Agreement

PRICING SCHEDULE

Ratings-Based Pricing Grid:

	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status
Applicable Margin for Eurodollar Advances	0.875%	1.000%	1.125%	1.375%	1.500%	1.625%
Applicable Margin for Base Rate Advances	0.000%	0.000%	0.125%	0.375%	0.500%	0.625%

“Designated Rating” means, with respect to S&P, Moody’s and Fitch (collectively, the “Rating Agencies” and each a “Rating Agency”), (i) the rating assigned by such Rating Agency to the Loans at any time such a rating is in effect, (ii) if and only if such Rating Agency does not have in effect a rating described in the preceding clause (i), the Borrower’s long-term senior unsecured non-credit enhanced debt rating, or (iii) if and only if such Rating Agency does not have in effect a rating described in the preceding clauses (i) or (ii), the Borrower’s “company” or “corporate credit” rating (or its equivalent) assigned by such Rating Agency.

“Fitch Rating” means, at any time, the Designated Rating issued by Fitch and then in effect.

“Level I Status” exists at any date if, on such date, the Borrower has the following Designated Ratings: a Moody’s Rating of A3 or better, a Fitch Rating of A- or better and an S&P Rating of A- or better, subject to the last paragraph of this Pricing Schedule.

“Level II Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower has the following Designated Ratings: a Moody’s Rating of Baa1 or better, a Fitch Rating of BBB+ or better and an S&P Rating of BBB+ or better, subject to the last paragraph of this Pricing Schedule.

“Level III Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower has the following Designated Ratings: a Moody’s Rating of Baa2 or better, a Fitch Rating of BBB or better and an S&P Rating of BBB or better, subject to the last paragraph of this Pricing Schedule.

“Level IV Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status. Level II Status or Level III Status and (ii) the Borrower has the following Designated Ratings: a Moody’s Rating of Baa3 or better, a Fitch Rating of BBB- or better and an S&P Rating of BBB- or better, subject to the last paragraph of this Pricing Schedule.

“Level V Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Borrower has the

following Designated Ratings: a Moody’s Rating of Ba1 or better, a Fitch Rating of BB+ or better and an S&P Rating of BB+ or better, subject to the last paragraph of this Pricing Schedule.

“Level VI Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

“Moody’s Rating” means, at any time, the Designated Rating issued by Moody’s and then in effect.

“S&P Rating” means, at any time, the Designated Rating issued by S&P, and then in effect.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

The Applicable Margin shall be determined in accordance with the foregoing table based on the Borrower’s Status as determined from its then-current Moody’s Rating, Fitch Rating and S&P Rating. The credit rating in effect on any date for the purposes of this Pricing Schedule is that in effect at the close of business on such date. The Borrower shall at all times maintain a Designated Rating from at least one of Moody’s, Fitch and S&P. If at any time the Borrower does not have a Designated Rating from any of Moody’s, Fitch or S&P, Level VI Status shall exist.

Notwithstanding the foregoing, (i) if the Designated Ratings are split and all three ratings fall in different levels, the Applicable Margin shall be based upon the level indicated by the middle rating; (ii) if the Designated Ratings are split and two of the ratings fall in the same level (the “Majority Level”) and the third rating is in a different level, the Applicable Margin shall be based upon the Majority Level; (iii) if only two of the three Rating Agencies issue a Designated Rating, the higher of such ratings shall apply, provided that if the higher rating is two or more levels above the lower rating, the rating next below the higher of the two shall apply; (iv) if only one of the three Rating Agencies issues a Designated Rating, such rating shall apply; and (v) if the Designated Rating established by S&P, Moody’s or Fitch shall be changed (other than as a result of a change in the rating system of S&P, Moody’s or Fitch), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. If the rating system of S&P, Moody’s or Fitch shall change, or if any of S&P, Moody’s or Fitch shall cease to be in the business of rating corporate debt obligations, the Borrower and the Agent shall negotiate in good faith if necessary to amend this provision to reflect such changed rating system or the unavailability of Designated Ratings from such Rating Agencies and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the Designated Rating of such Rating Agency most recently in effect prior to such change or cessation.

Schedule 5.7
To
Term Loan Agreement

Material Adverse Change

None.

Schedule 5.9
To
Term Loan Agreement

Litigation

None.

Schedule 5.10
To
Term Loan Agreement

Subsidiaries of Enable Midstream Partners, LP

Name of Subsidiary	Material Subsidiary? (Yes/No)	Excluded Subsidiary (Yes/No)	Jurisdiction of Organization	Name of Direct Parent(s)	Percentage of Capital Stock Owned By Direct Parent(s)
Enable Gas Transmission, LLC	Yes	No	Delaware	Enable Midstream Partners, LP	100%
Enable Oklahoma Intrastate Transmission, LLC	Yes	No	Delaware	Enable Midstream Partners, LP	100%
Enable Gathering & Processing, LLC (“EGP, LLC”)	Yes	No	Oklahoma	Enable Oklahoma Intrastate Transmission, LLC	100%
Enable Gas Gathering, LLC	Yes	No	Oklahoma	EGP, LLC	100%
Enable Products, LLC	Yes	No	Oklahoma	EGP, LLC	100%
Enable Mississippi River Transmission, LLC	No	No	Delaware	Enable Midstream Partners, LP	100%
Enable Pine Holdings LLC (f/k/a Enable Intrastate Holdings, I, LLC)	No	No	Delaware	Enable Midstream Partners, LP	100%

Name of Subsidiary	Material Subsidiary? (Yes/No)	Excluded Subsidiary (Yes/No)	Jurisdiction of Organization	Name of Direct Parent(s)	Percentage of Capital Stock Owned By Direct Parent(s)
Pine Pipeline Acquisition Company, LLC	No	No	Delaware	Enable Intrastate Holdings I, LLC Trans Louisiana Gas Pipeline, Inc.	81.4% Enable Intrastate Holdings I, LLC 18.6% by Trans Louisiana Gas Pipeline, Inc.
Enable Illinois Intrastate Transmission, LLC	No	No	Delaware	Enable Midstream Partners, LLP	100%
Enable Bakken Crude Services, LLC	No	No	Delaware	Enable Midstream Partners, LLP	100%
Enable East Texas Gas Processing, LLC	No	No	Delaware	Enable Midstream Partners, LLP	100%
Enable Waskom Holdings, LLC	No	No	Delaware	Enable East Texas Gas Processing, LLC	100%
Waskom Gas Processing Company	No	No	Texas	Enable Waskom Holdings, LLC Enable East Texas Gas Processing LLC	50% by Enable Waskom Holdings, LLC 50% by Enable East Texas Gas Processing, LLC
Waskom Products Pipeline LLC	No	No	Texas	Waskom Gas Processing Company	100%
Waskom Midstream LLC	No	No	Texas	Waskom Gas Processing Company	100%
Waskom Transmission LLC	No	No	Texas	Waskom Midstream LLC	100%
Enable Texas Liquids Pipeline, LLC	No	No	Delaware	Enable Midstream Partners, LP	100%

Name of Subsidiary	Material Subsidiary? (Yes/No)	Excluded Subsidiary (Yes/No)	Jurisdiction of Organization	Name of Direct Parent(s)	Percentage of Capital Stock Owned By Direct Parent(s)
Enable McLeod, LLC	No	No	Delaware	Enable Midstream Partners, LP	100%
Enable Prism Holdings, LLC	No	No	Delaware	Enable Midstream Partners, LP	100%
Enable Woodlawn, LLC	No	No	Delaware	Enable Midstream Partners, LP	100%
Enable Energy Resources, LLC	No	No	Oklahoma	Enable Oklahoma Intrastate Transmission, LLC	100%
Enable Atoka, LLC	No	No	Oklahoma	EGP, LLC	100%
Atoka Midstream LLC	No	No	Delaware	Enable Atoka, LLC	50% by Enable Atoka, LLC
Caliber Gathering, LLC	No	No	Delaware	Enable Midstream Partners, LP	100% as of November 1, 2013
Enable Midstream Services, LLC	No	No	Delaware	Enable Midstream Partners, LP	100%
Enable TCT, LLC (f/k/a Palmera Pipeline, LLC)	No	No	Delaware	Enable Midstream Partners, LP	100%
CrossPoint Pipeline, LLC	No	No	Delaware	Enable Gas Transmission, LLC	50%
Redbud Pipeline, LLC	No	No	Delaware	Enable Pipeline Holdings, LLC	100%

Schedule 7.3
To
Term Loan Agreement

Existing Indebtedness

	Issuer	Description of Indebtedness	Outstanding Principal Amount (as of the Closing Date)
1.	Enable Oklahoma Interstate Transmission, LLC	6.25% Senior Notes due 2020 issued pursuant to the Issuing and Paying Agency Agreement dated as of November 15, 2009 between Issuer (f/k/a Enogex LLC) and UMB Bank, N.A.	$250,000,000

Schedule 7.4
To
Term Loan Agreement

Existing Liens

None.

Schedule 7.5
To
Term Loan Agreement

Affiliate Transactions

Transactions contemplated by the following agreements:

1.
Master Formation Agreement dated as of May 1, 2013 (as amended, the “Master Formation Agreement”) by and among CenterPoint Energy, OGE, Bronco Midstream Holdings, LLC and Bronco Midstream Holdings II, LLC.

2.	Employee Transition Agreement dated as of May 1, 2013 among CenterPoint Energy, OGE and the Borrower, as amended.

3.	Services Agreement dated as of May 1, 2013 between CenterPoint Energy and the Borrower, as amended.

4.	Services Agreement dated as of May 1, 2013 between OGE and the Borrower, as amended.

5.	Omnibus Agreement dated as of May 1, 2013 among CenterPoint Energy, OGE, Enogex Holdings, LLC, and the Borrower, as amended.

6.	CenterPoint Energy Field Services, LP Tax Sharing Agreement dated as of May 1, 2013 among CenterPoint Energy, OGE, the General Partner, and the Borrower, as amended.

7.	OGE Transitional Seconding Agreement dated as of May 1, 2013 between OGE and the Borrower, as amended.

8.	CNP Transitional Seconding Agreement dated as of May 1, 2013 between CenterPoint Energy and the Borrower, as amended.

9.	The Personal Data Transfer Agreement dated as of May 1, 2014 between CenterPoint Energy and the Borrower, as amended.

10.	The Personal Data Transfer Agreement dated as of May 1, 2014 between OGE and the Borrower, as amended.

11.
Agreements (and any extensions or renewals thereof) covering shared fee property, easements, rights-of-way, ingress or egress between OGE or its affiliates, or CenterPoint Energy or its affiliates, on the one hand, and the Borrower or its Subsidiaries on the other hand, to the extent the transactions contemplated thereby, individually and in the aggregate, are not of material economic significance to the Borrower or its Subsidiaries.

12.
Agreements in effect on the date hereof (and any amendments, modifications, extensions or renewals thereof that are reasonably consistent with the current terms of such agreements) between OGE or its affiliates, or CenterPoint Energy or its affiliates, on the one hand, and the Borrower or its Subsidiaries on the other hand, to the extent the transactions contemplated thereby, individually and in the aggregate, are not of material economic significance to the Borrower or its Subsidiaries.

13.
2.10% intercompany notes maturing July 31, 2017 payable by Borrower to CenterPoint Energy or an affiliate thereof having an aggregate outstanding principal balance as of the Closing Date of $273 million.

14.	2.45% intercompany note maturing May 30, 2017 payable by Borrower to CenterPoint Energy or an affiliate thereof having an aggregate outstanding principal balance as of the Closing Date of $90 million.

15.
The agreement of the Borrower to pay OGE for the services of Peter B. Delaney as interim President and Chief Executive Officer of the General Partner as disclosed by the Borrower in the Current Report on Form 8-K dated June 1, 2015.

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the credit facility identified below (including any letters of credit, guarantees, and swing line loans included in such facility), and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

Assignor [is] [is not][1] a Defaulting Lender

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]][2]

3.	Borrower:	Enable Midstream Partners, LP, a
Delaware limited partnership

1Select as applicable.
2Select as applicable.

Exhibit A to Term Loan Agreement (Enable Midstream Partners, LP - 2015)
Form of Assignment and Assumption Agreement

4.	Agent:	Bank of America, N.A., as the agent under the Credit Agreement.

5.	Credit Agreement:
The Term Loan Agreement dated as of July 31, 2015 by and among the Borrower, the Lenders from time to time party thereto and the
Agent and the other agents party thereto, as amended, restated, supplemented or otherwise modified from time to time

6.	Assigned Interest:

		Aggregate Amount of Commitment/ Loans for all Lenders*	Amount of Commitment/ Loans Assigned*	Percentage Assigned of Commitment/Loans[3]
		$	$	_______%

7.	Trade Date[4]:

Effective Date: ____________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
4 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit A to Term Loan Agreement (Enable Midstream Partners, LP - 2015)
Form of Assignment and Assumption Agreement

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name: Title:
ASSIGNEE [NAME OF ASSIGNEE] By:
Name: Title:
[Consented to and]5 Accepted by:

BANK OF AMERICA, N.A., as Agent

By:
Name:
Title:

[Consented to:
ENABLE MIDSTREAM PARTNERS, LP

By: ENABLE GP, LLC, its general partner

By:
Name:
Title:]6

5To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

6To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Exhibit A to Term Loan Agreement (Enable Midstream Partners, LP - 2015)
Form of Assignment and Assumption Agreement

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Assignee (subject to such consents, if any, as may be required under Section 12.3(b) of the Credit Agreement), (iii) it (x) [is][is not] an Approved Financial Institution and (y) [is][is not] a Disqualified Institution, (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interest in and under the Loan Documents will not be “plan assets” under ERISA, (vi) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (vii) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 6.1(a) and 6.1(b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (viii) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (ix) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments.

Exhibit A to Term Loan Agreement (Enable Midstream Partners, LP - 2015)
Form of Assignment and Assumption Agreement

From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the [Assignor]7 for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.General Provisions.

This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[remainder of page intentionally left blank]

7 If assignment is being made pursuant to Section 2.19 of the Credit Agreement and Borrower has made the payments required by such Section, the Assignor’s portion of payments in respect of the Assigned Interest shall be payable to the Borrower

Exhibit A to Term Loan Agreement (Enable Midstream Partners, LP - 2015)
Form of Assignment and Assumption Agreement

EXHIBIT B

FORM OF PROMISSORY NOTE

[Date]

Enable Midstream Partners, LP, a Delaware limited partnership (the “Borrower”), promises to pay to_____________________________________(the “Lender”) on the Scheduled Maturity Date _________ DOLLARS ($_____ ) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as hereinafter defined), in immediately available funds at the main office of Bank of America, N.A., as the Agent, together with accrued but unpaid interest thereon. The Borrower shall pay interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This promissory note (this “Note”) is one of the Notes issued pursuant to, and is entitled to the benefits of, the Term Loan Agreement dated as of July 31, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders from time to time party thereto, including the Lender, and Bank of America, N.A., as Agent, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

Any assignment of this Note, or any rights or interest herein, may only be made in accordance with the terms and conditions of the Credit Agreement. This Note is a registered Note and, as provided in the Credit Agreement, the Borrower, the Agent and the Lenders may treat the person whose name is recorded in the Register as the owner hereof for all purposes, notwithstanding notice to the contrary. The entries in the Register shall be conclusive, absent manifest error.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ENABLE MIDSTREAM PARTNERS, LP

By:	Enable GP, LLC, its general partner

By:
Name:
Title:

Exhibit B to Term Loan Agreement (Enable Midstream Partners, LP - 2015)
Form of Promissory Note

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF ENABLE MIDSTREAM PARTNERS, LP,
DATED ____________ ____, 20__

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

Exhibit B to Term Loan Agreement (Enable Midstream Partners, LP - 2015)
Form of Promissory Note

EXHIBIT C-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of July 31, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Enable Midstream Partners, LP, a Delaware limited partnership (the “Borrower”), the lenders party thereto (the “Lenders”) and Bank of America, N.A., as agent (the “Agent”).

Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loans (as well as any Note evidencing such Loans) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-
U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:

Exhibit C-1 to Term Loan Agreement (Enable Midstream Partners, LP - 2015)
Form of U.S. Tax Compliance Certificate

EXHIBIT C-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of July 31, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Enable Midstream Partners, LP, a Delaware limited partnership (the “Borrower”), the lenders party thereto (the “Lenders”) and Bank of America, N.A., as agent (the “Agent”).

Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:

Exhibit C-2 to Term Loan Agreement (Enable Midstream Partners, LP - 2015)
Form of U.S. Tax Compliance Certificate

EXHIBIT C-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of July 31, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Enable Midstream Partners, LP, a Delaware limited partnership (the “Borrower”), the lenders party thereto (the “Lenders”) and Bank of America, N.A., as agent (the “Agent”).

Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and none (v) of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W- 8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:

Exhibit C-3 to Term Loan Agreement (Enable Midstream Partners, LP - 2015)
Form of U.S. Tax Compliance Certificate

EXHIBIT C-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of July 31, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Enable Midstream Partners, LP, a Delaware limited partnership (the “Borrower”), the lenders party thereto (the “Lenders”) and Bank of America, N.A., as agent (the “Agent”).

Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loans (as well as any Note evidencing such Loans) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loans (as well as any Note evidencing such Loans), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W- 8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:

Exhibit C-4 to Term Loan Agreement (Enable Midstream Partners, LP - 2015)
Form of U.S. Tax Compliance Certificate

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

To:    The Lenders parties to the
Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Term Loan Agreement dated as of July 31, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Enable Midstream Partner, a Delaware limited partnership (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED, A FINANCIAL OFFICER, HEREBY CERTIFIES IN [HIS][HER] CAPACITY AS SUCH THAT:

1.I am the duly elected ___________ of [Enable GP, LLC, a Delaware limited liability company and the general partner of the Borrower]1;
2.I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4.Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with Section 7.9 of the Credit Agreement; and

5.[There has been no change in the list of Excluded Subsidiaries since___________,
_______, the date of the last Compliance Certificate delivered prior to the date hereof.] [Attached hereto as Schedule II is an update to the list of Excluded Subsidiaries to reflect changes in such list since____________, ______, the date of the last Compliance Certificate delivered prior to the date hereof.]2
Described below are the exceptions, if any, to paragraph 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

1 Change to the Borrower, if applicable.

2 Select as applicable.

Exhibit D to Term Loan Agreement (Enable Midstream Partners, LP - 2015)
Form of Compliance Certificate

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ___ day of __________, 20__.

By:
Name:
Title:

Exhibit D to Term Loan Agreement (Enable Midstream Partners, LP - 2015)
Form of Compliance Certificate

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of__________, ______with Provisions of Section 7.9 of the Credit Agreement

Exhibit D to Term Loan Agreement (Enable Midstream Partners, LP - 2015)
Form of Compliance Certificate

SCHEDULE II TO COMPLIANCE CERTIFICATE

Excluded Subsidiaries

Exhibit D to Term Loan Agreement (Enable Midstream Partners, LP - 2015)
Form of Compliance Certificate

EXHIBIT E

FORM OF CONVERSION/CONTINUATION NOTICE

Date: ____________, 20____

Bank of America, N.A.,
as Agent for the Lenders
Agency Management
900 W. Trade St.
Mail Code: NC1-026-06-03
Charlotte, NC 28255
Attention: Maria A. McClain
Telephone: 980-388-1935
Telecopier: 704-409-0913
Electronic Mail: maria.a.mcclain@baml.com

Ladies and Gentlemen:

Reference is made to the Term Loan Agreement dated as of July 31, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Enable Midstream Partners, LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Pursuant to Section 2.9 of the Credit Agreement, this Conversion/Continuation Notice represents the Borrower’s election to, on ____________, 20____1 [insert one or more of the following]:

[Convert $_________in aggregate principal amount of the Eurodollar Advance, with a current Interest Period ending on __________, 20____, to a Base Rate Advance.]

[Convert $__________in aggregate principal amount of Base Rate Advances to a Eurodollar Advance, with an Interest Period of __________ month(s)2.]

[Convert $__________in aggregate principal amount of the Eurodollar Advance, with a current Interest Period ending on __________, 20____, to Eurodollar Advances, with an Interest Period of __________ month(s).]

[Continue $__________ in aggregate principal amount of the Eurodollar Advance with a current Interest Period ending on __________ as a Eurodollar Advance, with an Interest Period of __________ month(s).]

1 Must be a Business Day.
2 Must be a period of one, two, three or six months (or twelve months if requested by the Borrower and agreed to by each of the Lenders).

Exhibit E to Term Loan Agreement (Enable Midstream Partners, LP - 2015)
Form of Conversion/Continuation Notice

[Signature Page Follows]

Exhibit E to Term Loan Agreement (Enable Midstream Partners, LP - 2015)
Form of Conversion/Continuation Notice

IN WITNESS WHEREOF, the undersigned has executed this Conversion/Continuation Notice as of the date first set forth above.

Very truly yours,

ENABLE MIDSTREAM PARTNERS, LP

By:	ENABLE GP, its general partner

By:
Name:
Title:

Exhibit E to Term Loan Agreement (Enable Midstream Partners, LP - 2015)
Form of Conversion/Continuation Notice